UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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AUXILIUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting

and Proxy Statement

April 29, 2011

AUXILIUM PHARMACEUTICALS, INC.

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2011

The 2011 Annual Meeting of Stockholders (the “Meeting”) of Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at its offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Thursday, June 16, 2011, at 9:00 a.m., local time. The purpose of the Meeting shall be to consider and act upon the following matters:

(1)	To elect nine directors to serve until the Company’s 2012 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2)	To approve the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 3,750,000 shares from 10,650,000 to 14,400,000 shares, subject to the limitation that of those 3,750,000 shares only 3,000,000 shares may be issued pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights);

(3)	To ratify the selection by the Audit and Compliance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

(4)	To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement;

(5)	To approve, on an advisory basis, an ANNUAL advisory vote on the compensation of our named executive officers; and

(6)	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The holders (the “Stockholders”) of the Company’s common stock of record at the close of business on April 18, 2011 (the “Record Date”), are entitled to notice of and to vote at the Meeting, or any adjournments or postponements thereof. A complete list of such Stockholders will be open to the examination of any Stockholder at the Company’s principal executive offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355, for a period of 10 days prior to the Meeting and on the day of the Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED RETURN ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors,

Jennifer Evans Stacey, Esq.

Secretary

Malvern, Pennsylvania

April 29, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 16, 2011

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended December 31, 2010 (“Fiscal 2010”), which includes all information constituting our 2010 Annual Report to Stockholders (“2010 Annual Report”) are available at http://ir.auxilium.com.

AUXILIUM PHARMACEUTICALS, INC.

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2011

ANNUAL MEETING OF STOCKHOLDERS

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Auxilium Pharmaceuticals, Inc. (referred to herein as “Auxilium”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2011 Annual Meeting of Stockholders to be held on Thursday, June 16, 2011 (the “Meeting”), at its offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355, at 9:00 a.m., local time, and at any adjournments or postponements thereof.

•	This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. In addition, we may retain a third-party proxy solicitation firm to assist us with solicitation efforts. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to our stockholders of record as of April 18, 2011 (the “Record Date”) for the first time on or about April 29, 2011. In this mailing, we are also including our Form 10-K for Fiscal 2010, which includes all information constituting our 2010 Annual Report. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and 2010 Annual Report so that our record holders could supply these materials to the beneficial owners of shares of our common stock as of the Record Date.

Information About the Meeting

When is the Meeting?

The Meeting will be held at 9:00 a.m., local time, on Thursday, June 16, 2011.

Where is the Meeting?

The Meeting will be held at our offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355.

What is the purpose of the Meeting?

At the Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders and any other matters that properly come before the Meeting or any adjournments or postponements thereof.

Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. All stockholders must check in at the registration desk at the Meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The presence at the Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all stockholders are entitled to cast as of the Record Date will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Meeting for purposes of a quorum. On the Record Date, there were 47,838,874 shares of our common stock outstanding.

What are the recommendations of the Board?

Unless you instruct otherwise on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth below.

•	Proposal 1: Election of Directors—FOR ALL NOMINEES;

•

Proposal 2: FOR approval of the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 3,750,000 shares from 10,650,000 to 14,400,000 shares, subject to the limitation that of those 3,750,000 shares only 3,000,000 shares may be issued pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights);

•

Proposal 3: FOR the ratification of the selection by the Audit and Compliance Committee (the “Audit Committee”) of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (“Fiscal 2011”);

•

Proposal 4: FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement; and

•	Proposal 5: FOR approval, on an advisory basis, of an ANNUAL advisory vote on the compensation of our named executive officers.

The proxy holders will vote in their own discretion with respect to any other matter that properly comes before the Meeting or any adjournments or postponements thereof.

Information About Voting

Who can vote at the Meeting?

All stockholders of record at the close of business on the Record Date, April 18, 2011, are entitled to vote at the Meeting and any adjournments or postponements of the Meeting.

What are the voting rights of the holders of the common stock?

Holders of our common stock will vote on all matters to be acted upon at the Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Meeting.

How do I vote?

You may attend the Meeting and vote in person. Alternatively, you may vote your shares by proxy by mail. To vote by mail, simply complete, sign and date your Proxy Card and return it in the postage-paid return envelope provided for receipt by us prior to June 16, 2011 (Proxy Cards received on or after June 16, 2011 will not be counted). Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Meeting or any adjournments or postponements thereof.

If you want to vote in person at the Meeting and you hold shares of our common stock in street name, you must obtain a Proxy Card from your broker and bring that Proxy Card to the Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the Record Date and valid picture identification, such as a driver’s license or passport.

Is my vote confidential?

Yes. Proxy Cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Auxilium and its stockholders.

What if I sign and return my Proxy Card but I do not indicate my preference on the Proxy Card?

If you sign and return your Proxy Card but do not indicate how you would like your shares to be voted for a particular proposal, your shares will be voted as follows for each such proposal:

(i)	Proposal 1: Election of Directors—FOR ALL NOMINEES;

(ii)	Proposal 2: FOR approval of the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 3,750,000 shares from 10,650,000 to 14,400,000 shares, subject to the limitation that of those 3,750,000 shares only 3,000,000 shares may be issued pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights);

(iii)	Proposal 3: FOR the ratification of the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2011;

(iv)	Proposal 4: FOR approval, on an advisory basis, of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement; and

(v)	Proposal 5: FOR approval, on an advisory basis, of an ANNUAL advisory vote on the compensation of our named executive officers.

As to other matters as may properly come before the Meeting or any adjournments or postponements thereof, the persons named in the proxy will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my Proxy Card?

Yes. Even after you have submitted your Proxy Card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Auxilium either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and request to recast your vote. Attendance at the Meeting will not, by itself, revoke a previously granted proxy. For information regarding how to vote in person, see “How do I vote?” on page 3.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. A plurality means that the nine nominees receiving the most votes for election to a director position are elected as directors. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. Thus, the nine candidates with the most affirmative votes will be elected at the Meeting.

Proposal 2: Approval of the Amended and Restated Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan. The affirmative vote of a majority of the votes cast at the Meeting is required to adopt and approve the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 3,750,000 shares from 10,650,000 to 14,400,000 shares, subject to the limitation that of those 3,750,000 shares only 3,000,000 shares may be issued pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights), provided a quorum is present in person or by proxy. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2011, provided a quorum is present in person or by proxy. Abstentions and broker non-votes will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved.

Proposal 4: Advisory Vote on Executive Compensation. Because the vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee of the Board. The Board of Directors and the Compensation Committee of the Board, which is comprised of independent directors, value the opinions of the Company’s stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Proposal 5: Advisory Vote on Frequency of Advisory Vote on Executive Compensation. Because the vote is advisory, it will not be binding upon the Company, Board of Directors or Compensation Committee of the Board. However, the Board of Directors and the Compensation Committee of the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on the Company’s executive compensation programs

What is a broker non-vote?

A broker non-vote occurs when a broker submits a Proxy Card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include matters such as the election of directors and the approval of, and amendments to, stock plans. Due to a change in New York Stock Exchange rules applicable to registered brokers and how they may vote shares listed on either the New York Stock Exchange or NASDAQ at stockholder meetings held on or after January 1, 2010, an uncontested election of directors is no longer considered a routine matter and therefore brokers will no longer be entitled to exercise discretion to vote shares in an uncontested election of directors if the stockholder does not give voting instructions. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters and may not be voted on routine matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for Fiscal 2010, which includes all information constituting our 2010 Annual Report are available at http://ir.auxilium.com.

DISCUSSION OF PROPOSALS

Proposal 1: Election of Directors

At the Meeting, nine directors are to be elected to hold office until the next Annual Meeting of Stockholders after his or her election or until his or her resignation or removal.

The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. A plurality means that the nine nominees receiving the most votes for election to a director position are elected as directors. Votes may be cast (i) FOR ALL NOMINEES, (ii) WITHHOLD FOR ALL NOMINEES or (iii) FOR ALL NOMINEES except as noted by you on the appropriate portion of your Proxy Card. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. Thus, the nine candidates with the most FOR votes will be elected at the Meeting.

The names and biographies of the nominees for election to our Board appear below. With the exception of Nancy S. Lurker, each of these nominees is currently a member of the Board. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the named nominees will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

	Age	Served as a Director Since	Position with Auxilium

Rolf A. Classon	65	May 2004	Chairman of the Board of Directors

Al Altomari	52	December 2005	Director

Armando Anido	53	July 2006	Chief Executive Officer, President and Director

Peter Brandt	54	December 2010	Director

Oliver S. Fetzer, Ph.D.	46	December 2005	Director

Paul A. Friedman, M.D.	68	June 2010	Director

Renato Fuchs, Ph.D.	68	June 2007	Director

Nancy S. Lurker	53		Nominee

William T. McKee	49	March 2009	Director

The principal occupations and business experience, for at least the past five years, and the key experience, attributes and qualifications of each director nominee are as follows:

Rolf A. Classon was appointed as the Chairman of our Board of Directors in April 2005. He formerly served as Vice Chairman from March 2005 to April 2005 and has served as one of our directors since May 2004. Mr. Classon currently serves as Chairman of Hill-Rom Corporation, where he also served as Interim CEO from May 2005 until March 2006. Mr. Classon also currently serves as Chairman of the Board of Directors of Tecan Group Ltd., and as a member of the Board of Directors of Enzon Pharmaceuticals, Inc. (“Enzon”) and Eurand N.V. Mr. Classon notified Enzon in March 2011 that he does not wish to be nominated for re-election at Enzon’s upcoming annual stockholder meeting. From October 2002 until July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. Between 1995 and 2002, he served as President of Bayer Diagnostics; and from 1991 to 1995, he served as Executive Vice President of Bayer Diagnostics. Prior to that, he held various management positions with Pharmacia Corporation. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering in 1965 and a Business Degree from the Gothenburg University in 1969. With over 40 years in the pharmaceutical industry, Mr. Classon brings valuable insights into all facets of our business. In addition, as a result of Mr. Classon’s years of board experience for numerous companies, he brings valuable knowledge of corporate governance and provides valuable oversight.

Al Altomari has served as one of our directors since December 2005. Mr. Altomari was appointed President and Chief Executive Officer of Agile Therapeutics, Inc. in October 2010. He has served on the Board of Directors of Nitric Bio, Inc. since June 2010 and has served on the Board of Directors of DUSA Pharmaceuticals, Inc. since July 2009. Mr. Altomari served as Chief Executive Officer of Barrier Therapeutics, Inc. from April to September 2008 and served as a member of its Board of Directors from January to September 2008. From February 2006 to March 2008, Mr. Altomari served as Chief Operating Officer of Barrier. Mr. Altomari joined Barrier in August 2003 and served as its Chief Commercial Officer from August 2003 until February 2006. Previously, Mr. Altomari held progressively senior positions at Johnson & Johnson companies during his 21 years at that company. His most recent role at Johnson & Johnson companies was as General Manager of OrthoNeutrogena, where he managed the integration of Ortho Dermatological and Neutrogena Professional. He received his B.S. degree with a dual major in Finance and Accounting from Drexel University and an M.B.A. from Rider University. Mr. Altomari brings valuable sales and marketing, business development, product launch, financial and general management experience to the Board from his more than 25 years in the pharmaceutical industry.

Armando Anido has served as one of our directors since July 2006 and as our Chief Executive Officer and President since July 2006. Since August 2003, Mr. Anido has served as a director of Adolor Corporation and currently serves as Chairman of the Governance and Nominating Committee. Mr. Anido has over 25 years of biopharmaceutical experience. Prior to Auxilium, he was the Executive Vice President, Sales and Marketing for MedImmune, Inc., a biotechnology company focused on developing and marketing products in the therapeutic areas of cancer, infectious disease and immune regulation, where he was responsible for worldwide commercialization of their portfolio. He also served on MedImmune’s Executive Committee and Product Development Committee. Prior to joining MedImmune in 1999, from 1995 to 1999, Mr. Anido was with GlaxoWellcome, Inc. where he served as Vice President, Central Nervous System Marketing after joining the company as Director, HIV Marketing. Mr. Anido was employed by Lederle Labs from 1989 to 1995 in various commercial roles, culminating as Vice President, Anti-infectives. Mr. Anido received his B.S. in Pharmacy and his M.B.A. in Marketing and Finance from West Virginia University. Mr. Anido provides valuable commercial, operations and management experience to the Board from his more than 25 years in the pharmaceutical industry.

Peter C. Brandt has served as one of our directors since December 2010. Since February 2011, Mr. Brandt has served on the Board of Directors of ePocrates, Inc. Also, since September 2010, Mr. Brandt has served on the Board of Directors of Rexahn Pharmaceuticals, Inc. Mr. Brandt was most recently President and Chief Executive Officer of Noven Pharmaceuticals, a specialty pharmaceutical company. He served as President, CEO, and as a member of the Board of Directors from early 2008 to late 2009, at which time Noven was acquired by Hisamitsu. Before leading Noven, Mr. Brandt was the President of U.S. Pharmaceuticals Operations at Pfizer in 2006. Prior to leading Pfizer’s U.S. Pharmaceuticals Operations, Mr. Brandt held roles at Pfizer with both operational responsibilities—as President of Latin America Pharmaceuticals Operations—and global pharmaceuticals staff responsibilities—as Senior Vice President of Finance, Information Technology, Planning and Business Development, and Pfizer Health Solutions. Mr. Brandt began his 28-year career at Pfizer in Finance. Mr. Brandt holds a BA from the University of Connecticut and an MBA from the Columbia School of Business. Through his years of experience in the pharmaceutical industry, Mr. Brandt brings valuable strategic development, corporate leadership, operations and finance experience to the Board.

Oliver S. Fetzer, Ph.D., has served as one of our directors since December 2005. In April 2009, Dr. Fetzer was appointed President and Chief Executive Officer of Cerulean Pharma Inc. Since April 2011, Dr. Fetzer has served as a member of the Board of Directors of Tecan Group Ltd. From July 2004 until September 2007, Dr. Fetzer served as Senior Vice President, Corporate Development and Research & Development at Cubist Pharmaceuticals, Inc. From January 2003 to July 2004, he served as Cubist Pharmaceuticals, Inc.’s Senior Vice President, Corporate Development and Chief Business Officer and, from July 2002 until January 2003, he served as its Senior Vice President, Business Development. Before his time at Cubist Pharmaceuticals, Inc., starting in 1993, Dr. Fetzer held various positions of increasing responsibility at the Boston Consulting Group (BCG), a leading management consulting firm, including Consultant, Project Leader, Manager and Vice President and

Director. Dr. Fetzer received a B.S. in Biochemistry from the College of Charleston (South Carolina), a Ph.D. in Pharmaceutical Sciences from the Medical University of South Carolina and an M.B.A. from Carnegie Mellon University. Through his years of experience as an executive in the pharmaceutical industry, Dr. Fetzer brings valuable strategy and corporate development, drug discovery and development, medical affairs and project management experience to the Board.

Paul A. Friedman, M.D. has served as one of our directors since June 2010. Dr. Friedman has served as Chief Executive Officer and a director of Incyte Corporation since 2001. From 1994 to 1998, Dr. Friedman served as President of Research & Development for the DuPontMerck Pharmaceutical Company; and from 1998 to 2001 as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of the DuPont Company. From 1991 to 1994, he served as Senior Vice President at Merck Research Laboratories. Prior to his tenures at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a diplomat of the American Board of Internal Medicine and a member of the American Society of Clinical Investigation. Dr. Friedman was a director of Bausch & Lomb Incorporated from June 2004 until its acquisition in October 2007 and a director of Sirtris Pharmaceuticals, Inc. from March 2008 until its acquisition in June 2008. He received his A.B. in Biology from Princeton University and his M.D. from Harvard Medical School. Dr. Friedman’s more than 20 years of experience in the pharmaceutical industry brings management and research and development expertise to the Board. In addition, his experience as a director of other publicly held life sciences and healthcare companies brings further oversight and corporate governance experience to the Board.

Renato Fuchs, Ph.D., has served as one of our directors since June 2007. From August 2006 to June 2007, Dr. Fuchs was Senior Vice President, Manufacturing and Technical Operations of Altus Pharmaceuticals, Inc. From March 2002 to August 2006, Dr. Fuchs was Senior Vice President, Manufacturing and Operations at Shire HGT (previously Transkaryotic Therapies, Inc.) Previously, he spent nine years at Chiron Corporation, most recently as Senior Vice President of BioPharmaceuticals. From 1988 to 1993, Dr. Fuchs held advancing Vice President-level positions at Centocor, Inc. Prior to 1988, Dr. Fuchs spent 15 years at Schering-Plough Corporation. Dr. Fuchs received a B.S. in Chemical Engineering from the Universidad del Valle, Cali, Colombia and an M.S. and Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology. With over 35 years in the pharmaceutical industry, Dr. Fuchs brings valuable manufacturing, development and operations experience to the Board.

Nancy S. Lurker is a nominee for election to our Board. Ms. Lurker has served as Chief Executive Officer and a director of PDI, Inc. (“PDI”) since November 2008. Prior to joining PDI, Ms. Lurker was Senior Vice President and Chief Marketing Officer of Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, where she oversaw a product portfolio in multiple therapeutic areas from 2006 to 2007. Prior to that, she served as President and Chief Executive Officer of ImpactRx, Inc. since 2003. From 2000 to 2003, Ms. Lurker served as Group Vice President—Global Primary Care Products for Pharmacia Corporation. From 1995 to 1996, Ms. Lurker was Vice President for Business Development at National Physicians Corporation, a division of Bristol-Myers Squibb. From 1984 to 1998, Ms. Lurker rose from senior sales representative at Bristol Myer Squibb to various product management and business development positions, ultimately becoming Senior Director-Worldwide Cardiovascular Franchise Management of Bristol-Myers Squibb. Ms. Lurker was a director of Elan Pharmaceuticals during 2005 and 2006; and of ConjuChem Biotechnologies Inc. from 2004 to 2006. Ms. Lurker received a B.S. in Biology with high honors from Seattle Pacific University and an M.B.A. from the University of Evansville. If elected, Ms. Lurker’s more than 25 years of experience in the life sciences industry would bring valuable commercial, operations and general management experience to the Board. In addition, her experience as a director of other publicly held life sciences companies would bring further oversight and corporate governance experience to the Board. In 2009, we entered into a consulting agreement with Inserve Support Solutions, Inc. (d/b/a Pharmakon LLC), a wholly owned subsidiary of PDI, and that business relationship is continuing. For a further discussion on this consulting relationship and its treatment by our Audit Committee under our related party transaction policy, see the discussion under “Certain Relationships and Related Party Transactions – Review, Approval or Ratification of Transactions with Related Persons” on page 26.

William T. McKee has served as one of our directors since March 2009. Since July 2010, Mr. McKee has served as Chief Operating Officer and Chief Financial Officer for EKR Therapeutics, Inc. Until March 2010, Mr. McKee served as the Executive Vice President and Chief Financial Officer of Barr Pharmaceuticals, LLC, a subsidiary of Teva Pharmaceutical Industries Limited (“Teva”) and the successor entity to Barr Pharmaceuticals, Inc. (“Barr”), a NYSE listed company, which was acquired by Teva on December 23, 2008. Mr. McKee was also Executive Vice President and Chief Financial Officer of Barr prior to its acquisition by Teva, after having served in positions of increasing responsibility at Barr from 1995 until its acquisition. Prior to joining Barr, Mr. McKee served as Director of International Operations and Vice President-Finance at Absolute Entertainment, Inc. from June 1993 until December 1994. From 1990 until June 1993, Mr. McKee worked at Gramkow & Carnevale, CPA’s, and from 1983 until 1990, he worked at Deloitte & Touche. Mr. McKee received a Bachelor of Business Administration from the University of Notre Dame. Through his years of experience as a chief financial officer and a public accountant, Mr. McKee provides valuable financial and leadership experience to the Board.

Two of our current directors have informed us that they will not stand for re-election at the Meeting. The names and biographies of those individuals that served as directors during 2010, but who will not stand for re-election at the Meeting appear below.

	Age	Served as a Director Since	Position with Auxilium
Edwin A. Bescherer, Jr.	77	April 2004	Director
Philippe O. Chambon, M.D., Ph.D.	53	October 2003	Director

The principal occupations and business experience, for at least the past five years, and the key experience, attributes and qualifications of each of the individuals that served as directors during 2010, but who will not stand for re-election at the Meeting are as follows:

Edwin A. Bescherer, Jr. has served as one of our directors since April 2004. Mr. Bescherer was also one of our directors from February 2000 to October 2003. From January 2004 to June 2005, Mr. Bescherer served as a director of Sybari Software, Inc. From 1978 to 1995, Mr. Bescherer served in a variety of management positions at Dun & Bradstreet Corporation, including as Executive Vice President, Finance and Chief Financial Officer from 1987 to 1995, as Senior Vice President, Finance and Chief Financial Officer from 1982 to 1987, and as Vice President, Controller from 1978 to 1982. Mr. Bescherer holds a B.S. from Purdue University. Through his many years of experience as a chief financial officer and in numerous other financial positions, Mr. Bescherer brings financial and oversight experience to the Board.

Philippe O. Chambon, M.D., Ph.D., has served as one of our directors since October 2003. Since July 2005, Dr. Chambon has been a Managing Director of New Leaf Venture Partners, L.L.C., a venture capital firm (New Leaf Venture Partners is an investment manager to the Sprout Group, which beneficially owns approximately 1.9% of our common stock). See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 53. Previously, Dr. Chambon was a General Partner of The Sprout Group, a private equity firm and venture capital affiliate of Credit Suisse First Boston, an investment bank. Dr. Chambon also serves on the Board of Directors of ePocrates, Inc., where he serves on the Compensation Committee and on the Board of Directors of NxStage Medical, Inc., where he is Chairman of the Board and a member of the Compensation and Nominating and Corporate Governance Committees. Dr. Chambon holds an M.D. and a Ph.D. from the University of Paris and an M.B.A. from Columbia University. Through his years in the pharmaceutical and consulting industries as well as through his venture capital experience, Dr. Chambon brings valuable experience in strategic product development, operations, oversight and corporate governance to the Board as well as insight into the capital markets.

THE BOARD BELIEVES THAT THE ELECTION OF THE NOMINEES FOR DIRECTOR IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR DIRECTOR.

Proposal 2: Approval of the Amended and Restated Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan

On April 17, 2011, the Board unanimously approved the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan (the “Plan”), subject to approval by the stockholders of the Company at the Meeting, to increase the number of shares of Company common stock authorized for issuance under the Plan by 3,750,000 shares from 10,650,000 to 14,400,000 shares, subject to the limitation that of those 3,750,000 shares only 3,000,000 shares may be issued pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights). Accordingly, pursuant to the amendment and restatement of the Plan, within the aggregate limit of 14,400,000 shares, the maximum number of shares of Company common stock that may be issued under the sub-limit in the Plan pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights) granted after June 16, 2011 would be 4,450,000 shares, subject to adjustment as described below.

The Board has directed that the proposal to amend and restate the Plan be submitted to the Company’s stockholders for their approval at the Meeting. Stockholder approval of the amendment and restatement of the Plan is being sought (i) so that compensation attributable to grants under the Plan may continue to qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet the Nasdaq Global Market listing requirements. If the stockholders do not approve the amendment and restatement of the Plan at the Meeting, the amendment and restatement of the Plan will not become effective, and the number of shares authorized for issuance under the Plan will not be increased by 3,750,000 shares and the sub-limit in the Plan applicable to stock awards, stock units and other equity-based awards (other than stock appreciation rights) will remain 1,450,000 shares. Furthermore, if the stockholders do not approve the amendment and restatement of the Plan at the Meeting, the Plan will exhaust the shares currently authorized for issuance and no equity will remain for grants to employees and directors.

The Board has determined that the number of shares of Company common stock currently available for issuance or transfer under the Plan is not sufficient in view of our compensation structure and strategy and succession planning process. The Board has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under the Plan. In addition, the Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, notably at the senior management level, advisors, consultants, and non-employee directors the opportunity to acquire or increase their proprietary interests in us.

The affirmative vote of a majority of the votes cast at the Meeting is required to adopt and approve the amendment and restatement of the Plan, provided a quorum is present in person or by proxy. Votes may be cast FOR or AGAINST or you may ABSTAIN. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

For information with respect to grants to certain executive officers in Fiscal 2010 under the Plan, see the table captioned “Grants of Plan-Based Awards” on page 47 and for information with respect to grants to the Company’s non-employee directors, see page 27.

The material terms of the proposed amendment and restatement of the Plan are summarized below. A copy of the full text of the Plan is attached to this Proxy Statement as Appendix A. This summary of the Plan is not intended to be a complete description of the Plan. This summary is qualified in its entirety by the actual text of the Plan to which reference is made.

THE BOARD BELIEVES THAT THE AMENDMENT AND RESTATEMENT OF THE PLAN IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, IT RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT.

Material Terms of the Plan

Purposes and Effects. The Plan was adopted by the Board and approved by the Company’s stockholders in June 2004. Amendment 2006-1 to the Plan was approved by the Company’s stockholders in June 2006, and the Plan was further amended and restated by the Compensation Committee of the Board on October 3, 2006. The Plan was further amended with the approval by the Company’s stockholders in June 2007 and again in June 2009. The Plan was most recently amended and restated as of December 1, 2009 by the Compensation Committee of the Board of Directors. The purpose of the Plan is to attract and retain employees, non-employee directors, consultants and advisors. The Plan provides for the issuance of incentive stock options, nonqualified stock options, stock awards, stock units, dividend equivalents and other equity-based awards. The Plan provides an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our stockholders.

Administration of the Plan. The Plan is administered by the Compensation Committee of the Board. The Compensation Committee determines all of the terms and conditions applicable to grants under the Plan. The Compensation Committee determines who receives grants under the Plan and the number of shares of our Company common stock that will be subject to grants. Grants to our non-employee directors may only be made by the Board.

Share Reserve. The Plan currently has 10,650,000 shares of the Company common stock authorized for issuance, of which 3,441,288 shares of Company common stock have been issued and 7,180,656 shares of Company common stock reserved for issuance with respect to outstanding awards under the Plan, both as of March 31, 2011. Pursuant to the amendment and restatement of the Plan, up to 14,400,000 shares of Company common stock will be authorized for issuance, subject to adjustment as described below. Within the 14,400,000 share limit, pursuant to the amendment and restatement of the Plan, the maximum number of shares of Company common stock that may be issued under the sub-limit in the Plan pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights) granted after June 16, 2011 is the balance of shares available under the previous sublimit of 1,450,000 shares plus the additional 3,000,000 shares added as part of this amendment and restatement, subject to adjustment as described below. We intend to register the additional 3,750,000 shares of Company common stock authorized for issuance under the Plan as soon as practicable after the Meeting.

The Plan contains a limit of 500,000 shares as the maximum number of shares of Company common stock that may be granted with respect to all grants other than dividend equivalents to an individual in any calendar year, subject to adjustment as described below. A grantee may not accrue dividend equivalents during any calendar year in excess of $100,000. Stockholder approval of the amendment and restatement of the Plan will constitute reapproval of the 500,000 annual individual share limit and $100,000 annual dividend equivalent limit in the Plan for purposes of section 162(m) of the Code.

If any options under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if and to the extent any stock awards, stock units or other equity-based awards under the Plan are forfeited, the shares subject to such grants will again be available for purposes of the Plan. If any shares of Company common stock are surrendered in payment of the exercise price of an option or withheld or surrendered for payment of taxes, those shares will not be available again for grants under the Plan. If stock appreciation rights are granted as other equity-based awards, the full number of shares subject to the stock appreciation rights will be considered issued under the Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. If any grants are paid in cash, and not in shares of Company common stock, any shares of Company common stock subject to such grants will not count against the foregoing share limits.

Adjustments. In connection with stock splits, reverse stock splits, stock dividends, recapitalizations and other events affecting Company common stock without the Company’s receipt of consideration, the maximum number of shares of Company common stock reserved for issuance as grants, the maximum number of shares of Company common stock that may be issued under the sub-limit in the Plan pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights), the maximum number of shares of Company common stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants will be equitably adjusted by the Compensation Committee, as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under grants; provided, however, that any fractional shares resulting from such adjustments shall be eliminated. The Compensation Committee will have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by the terms of the Plan or applicable law, including in the event of a change of control. Any adjustments to outstanding grants will be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Compensation Committee will be final, binding and conclusive.

Eligibility. All of our employees and employees of our subsidiaries are eligible to receive grants under the Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries may receive grants under the Plan. As of April 18, 2011, approximately 545 persons are eligible as employees or non-employee directors to receive awards under the Plan, including seven executive officers and seven non-employee directors. Consultants and advisors who perform services for us and our subsidiaries are also eligible to receive grants under the Plan, although we do not have current plans to make grants to such individuals.

Vesting. The Compensation Committee determines the vesting of awards granted under the Plan.

Options. Under the Plan, the Compensation Committee may grant options to purchase shares of Company common stock in amounts and at exercise prices as the Compensation Committee determines. Under the Plan, the Compensation Committee may grant options intended to qualify as incentive stock options under section 422 of the Code, or nonqualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to employees. The exercise price of an incentive stock option cannot be less than the fair market value of a share of Company common stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a share of Company common stock on the date the option is granted. The exercise price of a nonqualified stock option may be equal to or greater than the fair market value of a share of Company common stock on the date the option is granted, as determined by the Compensation Committee.

The exercise price for any option is generally payable:

•	in cash;

•	as permitted by the Compensation Committee, by the surrender of shares of Company common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price;

•	by payment through a broker in accordance with procedures established by the Federal Reserve Board; or

•	by another method approved by the Compensation Committee.

The term of an option cannot exceed ten years from the date of grant. If an incentive stock option is granted to a 10% stockholder, the term cannot exceed five years from the date of grant.

Except as provided in the grant instrument or as otherwise determined by the Compensation Committee, an option may only be exercised while a grantee is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service. Under the Plan, the Compensation Committee may accelerate the exercisability of any or all options at any time for any reason.

Stock Awards. Under the Plan, the Compensation Committee may grant stock awards. A stock award is an award of Company common stock that may be issued for consideration or no consideration and may be subject to restrictions as the Compensation Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the grant instrument relating to the stock award, a grantee awarded a stock award will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise in the grant instrument.

Stock Units. Under the Plan, the Compensation Committee may grant stock units. Stock units are phantom units that represent shares of Company common stock on a one for one basis. Stock units become payable on terms and conditions determined by the Compensation Committee and will be payable in cash or shares of Company common stock as determined by the Compensation Committee. All unvested stock units are forfeited if the grantee’s employment or service terminates for any reason, unless the Compensation Committee determines otherwise in the grant instrument.

Other Equity-Based Awards. Under the Plan, the Compensation Committee may grant other types of awards that are based on, measured by or payable in shares of Company common stock, including stock appreciation rights. The Compensation Committee will determine the terms and conditions of such awards. Other equity-based awards may be payable in cash, shares of Company common stock or a combination of the two.

Dividend Equivalents. Under the Plan, the Compensation Committee may grant dividend equivalents in connection with any grant made under the Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Compensation Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of Company common stock or in a combination of the two. The Compensation Committee will determine whether they will be conditioned upon the exercise, vesting or payment of the grant to which they relate and the other terms and conditions of the grant.

Qualified Performance-Based Compensation. The Plan permits the Compensation Committee to impose performance goals that must be met with respect to grants of stock awards, stock units, dividend equivalents and other equity-based awards that are intended to meet the exception for qualified performance-based compensation under section 162(m) of the Code. Prior to or soon after the beginning of the performance period, the Compensation Committee will establish the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met and any other conditions.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following criteria: total stockholder return; total stockholder return as compared to total stockholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes; earnings before interest expense, taxes, depreciation and amortization; earnings per share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; asset quality; regulatory filings; regulatory approvals; or other operational, regulatory or departmental objectives. Stockholder approval of the amendment and restatement of the Plan will constitute reapproval of the foregoing list of performance criteria for purposes of section 162(m) of the Code.

Deferrals. The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Company common stock that would otherwise be due to the grantee in connection with a grant under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

Change of Control. If we experience a change of control and we are not the surviving corporation, unless the Compensation Committee determines otherwise, all outstanding options will be assumed or replaced with comparable options by the surviving corporation, and other outstanding grants will be converted into similar grants of the surviving corporation.

The Compensation Committee may also provide that:

•	outstanding options will become exercisable in whole or in part upon the change of control or such other event as the Board determines;

•	restrictions and conditions on stock awards will lapse in whole or in part upon the change of control or upon such other event as the Compensation Committee determines;

•	grantees holding stock units, dividend equivalents and other equity-based awards will receive payment in settlement of their awards in an amount and on terms determined by the Compensation Committee;

•

grantees will be required to surrender their outstanding options in exchange for a payment or payments by us, in cash or in shares of Company common stock, in an amount by which the fair market value of the underlying shares of Company common stock exceeds the exercise price, if any, on such terms as the Compensation Committee determines; or

•	after grantees have the opportunity to exercise their options, any unexercised options will be terminated on the date determined by the Compensation Committee.

In general terms, a change of control under the Plan occurs if:

•	a person, entity or affiliated group acquires more than 50% of our then outstanding voting securities;

•

we merge with another entity, unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	we sell or dispose of all or substantially all of our assets;

•	we are liquidated or dissolved; or

•

directors are elected to the Board such that a majority of the members of the Board will have been members of the Board for less than two years, unless the election or nomination of each new director was approved by at least two-thirds of the directors then in office at the beginning of the two-year period.

Amendment; Termination. The Board may amend or terminate the Plan at any time; except that our stockholders must approve any amendment if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by the Board or extended with stockholder approval, the Plan will terminate on June 12, 2017.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other equity-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code as described under “Qualified Performance-Based Compensation” above, the Plan must be re-approved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan.

Grants Under the Plan. Grants under the Plan are discretionary, so it is currently not possible to predict the number of shares of our common stock that will be granted or who will receive grants under the Plan after the Meeting. As of April 18, 2011, 3,441,288 shares of Company common stock have been issued and 7,180,656 shares are subject to outstanding awards under the Plan.

The last sales price of a share of Company common stock on April 18, 2011 was 22.55 per share.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of Company common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) If an employee exercises a stock option that qualifies as an incentive stock option, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Company common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and any stock appreciation rights granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other equity-based awards granted under the Plan may be designated as qualified performance-based compensation if the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Subject to ratification by our stockholders, the Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2011. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since October 2005. PricewaterhouseCoopers LLP has informed us that they are not aware of any additional independence-related relationships between their firm and us other than the professional services discussed in “Independent Registered Public Accounting Firm Fees and Other Matters” below. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2011. Votes may be cast (i) FOR, (ii) AGAINST or (iii) may ABSTAIN. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

Although stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by law, the Board believes that it is desirable to give our stockholders the opportunity to ratify this selection. If this Proposal 3 is not approved at the Meeting, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee of the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

THE BOARD BELIEVES THAT THE AUDIT COMMITTEE’S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011 IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

Independent Registered Public Accounting Firm Fees and Other Matters

Aggregate “Audit Fees” paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, for professional services rendered with respect to Fiscal 2010 and for the fiscal year ended December 31, 2009 (“Fiscal 2009”) were $677,300 and $580,000, respectively. These amounts consist of fees paid for professional services rendered with respect to the audit of our consolidated financial statements for Fiscal 2010 and 2009, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees associated with comfort letters, consents and assistance with and review of documents filed with the Securities and Exchange Commission (the “SEC”). In addition, “All Other Fees” paid to PricewaterhouseCoopers LLP during Fiscal 2010 and 2009 amounted to $187,941 and $425,613, respectively, and principally represented advisory and internal control services related to the implementation of document and learning management systems. There were no “Tax Fees” paid to PricewaterhouseCoopers LLP during Fiscal 2010 and 2009. The following table summarizes the fees that we paid to PricewaterhouseCoopers LLP for Fiscal 2010 and Fiscal 2009:

	Fiscal 2010	Fiscal 2009
Audit Fees	$677,300	$580,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	187,941	425,613

Total	$865,241	$1,005,613

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The prior approval of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers LLP in Fiscal 2010 and Fiscal 2009.

Proposal 4: Advisory Vote on Executive Compensation

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables and related disclosures included in this Proxy Statement.

As described more fully under “Compensation Discussion and Analysis,” starting on page 30, our executive compensation philosophy and programs are designed to create a positive correlation of pay to performance, consistent with sound governance principles. As explained in detail in that section, we believe that our compensation philosophy and programs contribute to our overall objectives of:

•

providing our named executive officers with a compensation package that is competitive with those of comparable executive officers at companies in our peer group providing similar services for companies of similar size, maturity and market capitalization;

•	motivating our named executive officers to achieve our corporate goals and rewarding them for that performance;

•	creating a link between the compensation of our named executive officers and our financial performance and stockholder value;

•	providing our stockholders with a long-term, positive return on their investment; and

•	attracting and retaining executives with talent.

We believe that providing a competitive compensation package to our named executive officers is critical to our ability to achieve the foregoing objectives.

For 2010, the Company met its corporate objectives related to Testim® 1% (testosterone gel) and either met or exceeded the goals related to the ongoing development of XIAFLEX® (collagenase clostridium histolyticum). However, the targets for XIAFLEX sales and corporate net loss were not met. The Compensation Committee considered performance against the corporate objectives in determining named executive officer compensation for 2010, as well as each named executive officer’s individual performance, macroeconomic conditions generally, and data from peer group companies.

Specifically, while the Compensation Committee recognized the significant achievements with respect to the goals relating to Testim and the development of XIAFLEX, there were significant goals that were not met with respect to the targets for XIAFLEX sales and corporate net loss. Accordingly, in furtherance of its strong pay for performance philosophy, the Compensation Committee awarded only 46% credit on the Corporate

Achievement Factor under the 2010 bonus plan. As a result, the payouts made under the 2010 bonus plan were 41% to 55% of target, as discussed in more detail under “Compensation Discussion and Analysis—Short-Term

Incentive Awards” below. Similarly, both components of the equity grants were also affected based on 2010 performance. The performance-based restricted stock unit component granted to our named executive officers, including our Chief Executive Officer, at the beginning of 2010 that was to be earned based on achieving certain targets for U.S. net sales of XIAFLEX in 2010 was cancelled effective December 31, 2010 because the net sales goals were not met. The stock option component (which is determined after the end of the fiscal year based on corporate and named executive individual performance during the prior fiscal year) awarded by the Compensation Committee in early 2011 based on 2010 performance was smaller in size than the stock option grants made last year, based on the Compensation Committee’s assessment of both the Company’s and each named executive officer’s 2010 performance. In addition, the Compensation Committee awarded merit-based salary increases based on each named executive officer’s 2010 performance as discussed in more detail under “Salary” in the Compensation Discussion & Analysis below.

The Compensation Committee also made significant changes to the employment agreements for those named executive officers who joined the Company prior to November 2008 to remove the provisions related to the gross-up of excess parachute payments within the meaning of section 280G of the Code. Effective December 23, 2010, the amended employment agreements now include a modified cutback so that any parachute payments to the named executive officers are reduced in the event the named executive officer would be subject to an excise tax under section 4999 of the Code if such reduction would provide a greater net after-tax amount, after taking into account all taxes, including the excise tax.

We believe that our executive compensation program is reasonable, competitive and strongly-focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives and have benefited Auxilium and its stockholders over time. We believe that the Fiscal 2010 compensation of our named executive officers was appropriate and aligned with our Fiscal 2010 results and positions us for growth in future years. Accordingly, the Board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Auxilium Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the Proxy Statement for the 2011 annual meeting of stockholders.

While the vote is not binding on us, our Compensation Committee values the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD BELIEVES THAT THE COMPENSATION PACKAGE TO OUR NAMED EXECUTIVE OFFICERS IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, THE BOARD RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THIS COMPENSATION PACKAGE.

Proposal 5: Advisory Vote on Frequency of Advisory Vote on Executive Compensation

The Dodd-Frank Act also enables our stockholders to vote, on an advisory (non-binding) basis, on how frequently an advisory vote on the compensation of our named executive officers should be held. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After careful consideration of the frequency alternatives, our Board of Directors has determined that conducting an advisory vote on executive compensation that occurs every year is the most appropriate alternative for us. In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will enable our stockholders to provide us with their direct input on our compensation for named executive officers every year. We believe that an annual vote will best enable us to obtain stockholder views on a reasonably current basis.

The Board of Directors will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board of Directors may decide that it is in the best interests of Auxilium and its stockholders to hold an advisory vote more or less frequently than the alternative that has been selected by our stockholders.

THE BOARD BELIEVES THAT AN ANNUAL ADVISORY VOTE ON THE COMPENSATION PACKAGE TO OUR NAMED EXECUTIVE OFFICERS IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, THE BOARD RECOMMENDS AN ADVISORY VOTE FOR AN “ANNUAL” ADVISORY VOTE ON THE COMPENSATION PACKAGE OF OUR NAMED EXECUTIVE OFFICERS.

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matters that may come before the Meeting, other than as set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other matters properly come before the Meeting or any adjournments or postponements thereof, it is intended that holders of the proxies will vote thereon in their discretion.

Deadline for Submission of Stockholder Proposals for the 2012 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on December 30, 2011 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Jennifer Evans Stacey, Esq., Secretary of Auxilium, at the address set forth below.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 as described above). Such nominations and proposals, other than those made by or on behalf of the Board, must be made by notice in writing delivered to the Secretary at the address set forth below, and received no earlier than February 17, 2012 and no later than March 18, 2012, assuming that the 2012 Annual Meeting of Stockholders is to be held between May 25, 2012 and August 15, 2012, as we currently anticipate. In the event that the 2012 Annual Meeting of Stockholders is not held between May 27, 2012 and August 15, 2012, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2012 Annual Meeting of Stockholders and no later than 90 days before the date of the 2012 Annual Meeting of Stockholders or the 10th day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of our bylaws can be obtained without charge from the Secretary.

Proposals and notices mailed should be addressed to Jennifer Evans Stacey, Esq., Secretary, Auxilium Pharmaceuticals, Inc., 40 Valley Stream Parkway, Malvern, PA 19355.

CORPORATE GOVERNANCE

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. Our Code of Conduct contains written standards designed to deter wrongdoing and to promote:

•	honest and ethical conduct by our directors, officers and employees, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we submit to the SEC and in our other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of our Code of Conduct to appropriate persons or through our hotline; and

•	accountability for adherence to our Code of Conduct.

Our Code of Conduct is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on our web site under the heading “For Investors—Corporate Governance.”

Committees and Meetings of our Board of Directors

Board of Directors. The Board held nine meetings during Fiscal 2010. Throughout this period, each member of the Board attended or participated in at least 75% of the aggregate of the total number of duly constituted meetings of the Board held during the period for which such person had been a director, and the total number of meetings held by all committees of the Board on which each such director served during the periods the director served. The Board has three standing committees: the Compensation Committee, the Audit and Compliance Committee and the Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by the Board. Each of these charters is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” Our Corporate Governance Guidelines provide that directors are expected to attend our Annual Meeting of Stockholders. All of our directors attended the 2010 Annual Meeting.

Compensation Committee. Our Compensation Committee Charter is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” Our Board amended the Compensation Committee Charter on December 2, 2010 as part of its annual corporate governance review, and the amended charter is attached to this proxy statement as Appendix B. Specific responsibilities of our Compensation Committee include:

•	establishing and periodically reviewing our compensation philosophy and the adequacy of our compensation plans and programs;

•	preparing our report on executive compensation for inclusion in our annual proxy statement in accordance with SEC rules and regulations;

•	reviewing and approving compensation of our executive officers and directors;

•	administering our stock incentive and employee stock purchase plans; and

•	reviewing and making recommendations to our Board with respect to incentive compensation and equity plans.

Our Compensation Committee is composed solely of “independent directors” under applicable Nasdaq listing standards. The members of our Compensation Committee are Dr. Fetzer (Chairman), Dr. Chambon, Mr. Classon and Dr. Friedman. Our Compensation Committee held nine meetings during Fiscal 2010. Dr. Chambon has informed us that he will not stand for re-election at the Meeting.

The Compensation Committee retained Radford, a division of AON Hewitt, as an independent compensation consulting firm during 2010. Radford reported directly to the Compensation Committee. The executive compensation consulting services provided by Radford with respect to 2010 totaled $ $71,208. During this time, neither Radford nor its parent AON Hewitt has provided any other services to us. The Compensation Committee has a standing directive that management may not engage Radford for any other services without Compensation Committee consent.

Additional information about the processes and procedures the Compensation Committee follows in considering and setting executive compensation is provided under “Compensation Discussion and Analysis.”

Audit and Compliance Committee (the “Audit Committee”). Our Audit Committee Charter is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” Our Board amended the Audit Committee Charter on December 2, 2010 as part of its annual corporate governance review, and the amended charter is attached to this proxy statement as Appendix C. Our Audit Committee assists the Board in its oversight and review of:

•	our accounting and financial reporting processes;

•	the audits of our financial statements, including the integrity of our financial statements;

•	our critical accounting policies and estimates;

•	risk management;

•	our compliance with legal matters;

•	the preparation of the report required to be included in our annual proxy statement in accordance with SEC rules and regulations;

•	the adequacy and effectiveness of our internal controls;

•	our independent auditors’ qualifications and independence; and

•	the performance of our independent auditors.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors, overseeing their work and monitoring the rotation of partners on our engagement team, as required by law. All audit services and all non-audit services to be provided to us by our independent auditors must be approved in advance by the Audit Committee. The Audit Committee also discusses with management and our independent auditors the results of any annual audit and review of our quarterly financial statements.

The members of the Audit Committee are Mr. McKee (Chairman), Mr. Bescherer, Mr. Altomari and Mr. Classon, each of whom is an “independent director” under applicable Nasdaq listing standards. The Board has determined that each of Mr. Bescherer and Mr. McKee is an “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee held 14 meetings during Fiscal 2010. Mr. Bescherer has informed us that he will not stand for re-election at the Meeting.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee Charter is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” Our Board amended the Nominating and Corporate Governance Committee Charter on

December 2, 2010 as part of its annual corporate governance review, and the amended charter is attached to this proxy statement as Appendix D. Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identify and recommend nominees for election to our Board;

•	develop and recommend to our Board our corporate governance principles; and

•	oversee the evaluation of our Board and management.

Our Nominating and Corporate Governance Committee is composed solely of “independent directors” under applicable Nasdaq listing standards. The members of our Nominating and Corporate Governance Committee are Dr. Chambon (Chairman), Mr. Bescherer and Dr. Fuchs. Our Nominating and Corporate Governance Committee held five meetings during Fiscal 2010. Dr. Chambon and Mr. Bescherer have each informed us that he will not stand for re-election at the Meeting.

Board Leadership Structure

Auxilium has a board leadership structure under which the roles of Chairman of the Board and Chief Executive Officer are separate. The Board believes that it is prudent governance to separate these two functions so that the Chairman of the Board can serve as a check and balance to the Chief Executive Officer and so that the Board can exercise a strong, independent oversight function.

Our Board is comprised, currently, of nine independent directors and one management director, who also is our Chief Executive Officer and President. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership and are familiar with board processes. For additional information about the backgrounds and qualifications of our directors, see Proposal 1: Election of Directors in this Proxy Statement.

Our Board has three standing committees—Audit, Compensation, and Nominating and Corporate Governance. All of the committees are comprised solely of independent directors and have a separate, independent chair. The chair of each of these committees is responsible for directing the work of the committee in fulfilling its responsibilities, see “Committees and Meetings of our Board of Directors” in this Proxy Statement.

The Board’s Role in Risk Oversight

The Board has primary responsibility for overseeing the Company’s risk management and administers its oversight responsibility for risk management directly and through its Committees, as follows:

•

The Audit Committee periodically discusses with management our policies and guidelines regarding risk assessment and risk management, as well as our major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition, the Audit Committee periodically receives reports from our Director of Internal Audit on his assessment of our risk management process and system of internal control. The Audit Committee also annually reviews our Code of Conduct. The Audit Committee meets regularly with the senior personnel performing our internal audit, our compliance officer under the Code of Conduct, our general counsel, our independent auditors and our outside counsel to review our policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and our Code of Conduct. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting. In addition, the Audit Committee reviews and discusses the annual report of management on the effectiveness of our internal control over financial reporting. The Audit Committee periodically reviews the monitoring systems that we have implemented with respect to compliance with applicable laws and regulations in order to assess the adequacy and proper operation of our monitoring systems in bringing to the attention of the Board the most material compliance risks that we face as it executes on corporate strategy. The Audit Committee meets periodically with the General Counsel in her role as Chief Compliance Officer and other senior personnel responsible for compliance with the applicable legal and regulatory requirements.

•

The Compensation and Nominating and Corporate Governance Committees oversee risks associated with their respective areas of responsibility, including the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

•

The Board is kept apprised of each Committee’s risk oversight and other activities through a report from each Committee Chairman to the full Board. These reports are presented at every regular Board meeting and include discussions of Committee agenda topics, including matters involving risk oversight.

•

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our development activities and our operations. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business.

Director Candidates

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, retention for a fee of search firms, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria contained in the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s understanding of and experience in the pharmaceutical industry, understanding of and experience in accounting oversight and governance, finance and marketing and leadership experience with public companies or other significant organizations. While we do not have a formal policy regarding the consideration of diversity in identifying director candidates, the Nominating and Corporate Governance Committee also considers how the candidate can contribute to the Board in a way that can enhance perspective and experiences through diversity in gender, ethnic background, geographic origin, and professional experience (public, private and non-profit sectors). We believe that the backgrounds and qualifications of our directors as a whole should collectively represent a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, information about the relationship between the candidate and the recommending stockholder, the consent of the candidate to serve as a director and proof of the number of shares of our common stock that the recommending stockholder owns and the length of time the shares have been owned to the Nominating and Corporate Governance Committee via U.S. Mail (including courier or expedited delivery service) to the address set forth below. Assuming that appropriate material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Candidate and related information should be sent to the address listed below:

Nominating and Corporate Governance Committee

c/o Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19355

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth herein under the heading “Deadline for Submission of Stockholder Proposals for the 2012 Annual Meeting of Stockholders” beginning on page 19.

Communicating with our Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries of such correspondence to the other directors as he considers appropriate.

Stockholders who wish to send communications on any topic to the Board as a whole should send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail (including courier or expedited delivery service) to the address set forth below or by facsimile at 484-321-5996.

Stockholders who wish to send communications on any topic to an individual director in his or her capacity as a member of the Board, may send such communications to the attention of the individual director via U.S. Mail (including courier or expedited delivery service) to the address set forth below or by facsimile at 484-321-5996.

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19355

Report of the Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) of the Board of Directors of Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the Company’s audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies applied by management in the preparation of the Company’s consolidated financial statements, as well as management’s assessment of the effectiveness of the Company’s internal control over financial accounting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant that firm’s independence.

The Audit Committee met with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss their respective evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting and the scope and plans for their respective audits.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC.

The members of the Audit Committee are William T. McKee (Chairman), Al Altomari, Edwin A. Bescherer, Jr., and Rolf A. Classon.

Respectfully submitted,

By the Audit and Compliance Committee of the Board of Directors

of Auxilium Pharmaceuticals, Inc.

William T. McKee, Chairman

Al Altomari

Edwin A. Bescherer, Jr.

Rolf A. Classon

Certain Relationships and Related Party Transactions

Review, Approval or Ratification of Transactions with Related Persons. We engage in a process whereby we identify and review all relationships and transactions in which Auxilium and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Auxilium or a related person are disclosed in our proxy statement. The process for the review of all potential related party transactions is documented in our written corporate policies. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, our legal department and the Audit Committee consider, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Auxilium;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Auxilium; and

•	any other matters the Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

In 2009, we entered into a consulting agreement with Inserve Support Solutions, Inc. (d/b/a Pharmakon LLC) (“Pharmakon”), a wholly owned subsidiary of PDI, Inc. (“PDI”). Under that consulting agreement, Pharmakon has been providing us with marketing and logistical support for a series of marketing and medical education initiatives. Ms. Lurker, a nominee for election to our Board at the Annual Meeting, is the Chief Executive Officer and a director of PDI. Upon her nomination, Ms. Lurker became a “Related Party” under our related party transactions policy. At that point, any transactions or series of transactions between Pharmakon and us in which we pay Pharmakon amounts that exceed $120,000 require the prior approval of our Audit Committee. Our Audit Committee believes that continuing the business relationship with Pharmakon is in, or not inconsistent with, the best interests of our company and our stockholders and has approved the budgeted transactions with Pharmakon for the balance of 2011, which are expected to have an aggregate value of approximately $850,000. In 2010, we paid Pharmakon approximately $344,944 for services rendered under the consulting agreement with us.

Director Independence. The Board has determined that Ms. Lurker, a nominee to our Board, and each of our current directors, except for Armando Anido, is an “independent director” as such term is defined in Marketplace Rule 5605(a)(2) of the Financial Industry Regulatory Authority (“FINRA”) and in the Company’s Corporate Governance Guidelines. The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by FINRA, the SEC, the Internal Revenue Service, the Company’s Corporate Governance Guidelines and applicable committee charters. Our Corporate Governance Guidelines are posted on our web site at www.auxilium.com under the heading “For Investors—Corporate Governance.”

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of the Company’s non-employee directors for 2010. Directors who are employees of the Company receive no compensation for their services as directors or as members of Board Committees.

2010 Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) (3) ($)	Option Awards (4) (5) ($)		Total ($)
Mr. Altomari	55,000	0	217,229		272,229
Mr. Bescherer	66,333	0	217,229		283,562
Mr. Brandt	1,667	0	181,401	(7)	183,068
Dr. Chambon	139	62,861	217,229		280,229
Mr. Classon	77,298	25,702	362,048		465,048
Dr. Fetzer	32,609	32,391	217,229		282,229
Dr. Friedman	16,445	12,444	217,229		246,118
Dr. Fuchs	35,048	9,952	217,229		262,229
Dr. Langer	19,000	0	44,490	(6)	63,490
Mr. McKee	66,667	0	217,229		283,896

(1)

Effective July 1, 2009, pursuant to a plan approved by our Board, each of the non-employee members of the Board (Mr. Classon, Mr. Altomari, Mr. Bescherer, Mr. Brandt, Dr. Chambon, Dr. Fetzer, Dr. Friedman, Dr. Fuchs, Dr. Langer and Mr. McKee), received an annual retainer of $40,000 for all services rendered as directors. The Chairman of the Board, Mr. Classon, received an additional retainer in the amount of $35,000, for a total annual retainer of $75,000. The retainer amount was paid in quarterly installments over the calendar year as of the last day of each calendar quarter beginning with March 31, 2010. Additionally, each non-employee director serving as a chairperson or a member of the Audit and Compliance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or any Special Ad Hoc Committee received additional cash compensation as follows:

Committee	Retainer ($)

Audit and Compliance Committee
Chairman	30,000
Non-Chairman	15,000

Compensation Committee
Chairman	25,000
Non-Chairman	10,000

Nominating and Corporate Governance Committee
Chairman	10,000
Non-Chairman	5,000

Committee	Fee Per Meeting ($)
Special or Ad Hoc Committee	1,500

(2)

Pursuant to a plan approved by our Board on November 2007, each director may elect to receive shares of Company common stock under our 2004 Equity Compensation Plan in lieu of cash for all or a specified portion of the retainer and attendance fees earned each year. Each director must make the election prior to December 31 of the year preceding the year in which the fees will be earned, and no changes can be made to the election during the year for which the election has been made. Retainer and attendance fees are paid quarterly in arrears. The number of shares to be issued to a director who has elected to receive a portion of his fees in common stock is determined by calculating the total fees owed for a given quarter and dividing that amount by the closing price of a share of Company common stock on the last trading day of the quarter in which the fees were earned.

(3)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718 for shares of Company common stock issued in lieu of directors’ fees in cash in 2010. The grant date fair values of the stock awards have been determined based on the assumptions set forth in our 2010 Consolidated Financial Statements (Note 14(b), Page 122) in our Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(4)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718 for all stock option awards granted in 2010. The grant date fair values of the stock option awards have been determined based on the assumptions set forth in our 2010 Consolidated Financial Statements (Note 14(b), Page 122) in our Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(5)

In Fiscal 2010, the Company granted nonqualified stock options to purchase 15,000 shares of Company common stock to each of Mr. Altomari, Mr. Bescherer, Dr. Chambon, Dr. Fetzer, Dr. Friedman, Dr. Fuchs and Mr. McKee and nonqualified stock options to purchase 25,000 shares of Company common stock to Mr. Classon. The options have an exercise price of $29.72 per share, the closing market price of a share of Company common stock on the date of grant, June 3, 2010. The options vest 100% on the date of the next Auxilium Pharmaceuticals, Inc. Annual Meeting of Stockholders following the date of grant. The total option awards outstanding for each director as of December 31, 2010 is as follows: Mr. Altomari, 75,000; Mr. Bescherer, 75,000; Dr. Chambon, 105,000; Mr. Classon, 285,000; Dr. Fetzer, 90,000; Dr. Friedman, 15,000; Dr. Fuchs, 60,000; and Mr. McKee, 45,000.

(6)

In Fiscal 2010, the Company granted nonqualified stock options to purchase 5,000 shares of Company common stock to Dr. Langer. The options have an exercise price of $29.72 per share, the closing market price of a share of Company common stock on the date of grant, June 3, 2010. The options became fully vested on the date of grant. The total option awards outstanding for Dr. Langer as of December 31, 2010 is 50,000.

(7)

The Company granted nonqualified stock options to purchase 15,000 shares of Company common stock to Mr. Brandt, upon his appointment to the Company’s Board of Directors on December 16, 2010. The options have an exercise price of $21.49 per share, the closing market price of a share of Company common stock on the date of grant. The options will fully vest or become exercisable one year from the date of grant. The total option awards outstanding for Mr. Brandt as of December 31, 2010 is 15,000.

Effective July 1, 2009, pursuant to a plan adopted by our Board (the “Non-employee Director Compensation Plan”), each non-employee director will be required to hold 75% of all vested stock options granted to each non-employee director in his or her capacity as one of our directors until he or she ceases to be a director, including any shares of common stock resulting from the exercise of such options, net of shares withheld to satisfy tax obligations with respect to such exercise to the extent permitted under the Company’s 2004 Equity Compensation Plan. The Board has the discretion to make exceptions to this holding requirement in the event of financial hardship or other unique circumstances. See footnote 1 to the Director Compensation Table above for further details regarding the Non-employee Director Compensation Plan.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified. The following table identifies our current executive officers:

Name	Age	Position	Executive Officer Since
Armando Anido (1)	53	Chief Executive Officer, President and Director	July 2006

James E. Fickenscher (2)	47	Chief Financial Officer	May 2005

Jennifer Evans Stacey, Esq. (3)	46	Executive Vice President, General Counsel, Human Resources and Secretary	February 2005

Roger D. Graham, Jr. (4)	48	Executive Vice President, Sales and Marketing	March 2007

Benjamin J. Del Tito, Jr., Ph.D. (5)	55	Executive Vice President, Regulatory Affairs and Project Management	March 2010

Edward J. Arcuri, Ph.D. (6)	60	Executive Vice President, Technical Operations	July 2010

Alan J. Wills (7)	47	Executive Vice President, Corporate Development	October 2010

(1)	Armando Anido’s biographical information is set forth under the heading “DISCUSSION OF PROPOSALS—Proposal 1: Election of Directors” beginning on page 6.

(2)

James E. Fickenscher has served as our Chief Financial Officer since May 2005. From January 2000 until April 2004, Mr. Fickenscher served as Senior Vice President, Chief Financial Officer of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi-Aventis. Mr. Fickenscher joined Aventis Behring L.L.C. in 1995 as Vice President, Business Development and Strategic Planning and, from that time until 2000, also held the positions of General Manager, Japan and Vice President & General Manager, Hemophilia Business Unit. Throughout his tenure at Aventis Behring L.L.C., he was also responsible for strategic planning. Prior to Aventis Behring L.L.C., Mr. Fickenscher worked at Rhone-Poulenc Rorer, predecessor to Sanofi-Aventis, in its Collegeville, Pennsylvania and Paris, France offices and at Deloitte-Haskins & Sells, predecessor to Deloitte & Touche LLP. Mr. Fickenscher received his B.S. at Bloomsburg University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants.

(3)

Jennifer Evans Stacey, Esq. has served as our Executive Vice President, General Counsel, Human Resources and Secretary since June 2006. Ms. Stacey joined the Company as Executive Vice President, General Counsel and Secretary in February 2005. Until April 2004, Ms. Stacey was Senior Vice President, Corporate Communications and General Counsel of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi-Aventis. Ms. Stacey held the General Counsel position from the formation of Aventis Behring in 1995 and also served as Secretary to the Board of Directors. Prior to the formation of Aventis Behring, Ms. Stacey was with Rhône-Poulenc Rorer (predecessor company of Sanofi-Aventis), first at its headquarters in Collegeville, PA and then at its offices in Paris, France as International Counsel. Ms. Stacey began her legal career at King & Spalding in Washington, D.C., where she served as an associate in the Corporate Finance Department. Ms. Stacey graduated with a B.A. from Princeton University and obtained her J.D. from University of Pennsylvania Law School.

(4)

Roger D. Graham, Jr. joined the Company as our Executive Vice President of Sales and Marketing in March 2007. Mr. Graham served as Senior Vice President, Marketing and Sales with the Adolor Corporation from 2005 through 2006. From 2003 until 2005, Mr. Graham was Senior Vice President of Marketing and Sales at Yamanouchi Pharma America. Mr. Graham worked at the Johnson & Johnson family of companies from 1997 until 2003. From 1996 until 1997, Mr. Graham worked at Roche Laboratories. He worked at Schering Plough Corporation from 1987 until 1996. Mr. Graham is a graduate of the University of Kansas with a Bachelor’s of Science degree in Business Administration and holds an M.B.A. in Finance and International Business from Seton Hall University.

(5)

Benjamin J. Del Tito, Jr. has served as Executive Vice President of Regulatory Affairs and Project Management since March 2010. He joined the Company as Senior Vice President of Regulatory Affairs and Quality Assurance in October 2005 and. Prior to Auxilium, Dr. Del Tito served as Vice President, Analytical and QC Operations at Neose Technologies, Inc. from 2003 to 2005. From 1999 to 2003, Dr. Del Tito served as Senior Director, QC Operations at MedImmune Vaccines, Inc. (formerly Aviron, Inc.). From 1998 to 1999, Dr. Del Tito was director of biotechnology and microbiology at AAI, Inc. Dr. Del Tito has also held various positions at North American Vaccine, Inc., SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline), and Centocor, Inc. Dr. Del Tito graduated with a B.A. in Biology from Millersville University, a M.S. in Biochemistry from Western Kentucky University and a Ph.D. in Molecular Biology from Lehigh University.

(6)

Edward J. Arcuri joined the Company as Executive Vice President of Technical Operations in July 2010. Prior to Auxilium, Dr. Arcuri served as Global Head of Technical Development of the Vaccines & Diagnostics Division within Novartis from 2008 to 2010. From 2007 to 2008, Dr. Arcuri served as Chief Operations Officer at VaxInnate Corporation. From 2005 to 2007, he served as Executive Vice President and Chief Operating Officer at Emergent BioSolutions. Before joining Emergent, Dr. Arcuri was Senior Vice-President, Manufacturing Operations at MedImmune, Inc. from 2002 to 2005. Prior to joining MedImmune, Dr. Arcuri was the Senior Vice President and COO of Aviron, Inc. from 2000 to 2001. Before joining Aviron, Inc., Dr. Arcuri held positions of increasing responsibility in both Process Development and Clinical and Commercial Manufacturing at North American Vaccine, Inc., Merck & Co., and SmithKline Beecham. Dr. Arcuri graduated with a B.S. in Biology State University of New York at Albany and both a M.S and Ph.D. in Biology from Rensselaer Polytechnic Institute.

(7)

Alan J. Wills joined the Company as Executive Vice President of Corporate Development in October 2010. Prior to Auxilium, Mr. Wills served as Vice President, Worldwide Strategy at Pfizer, Inc. from 2009 to 2010. Before joining Pfizer, Mr. Wills served as Vice President of Corporate Strategy at Bristol-Myers Squibb from 2001 to 2001. From 1998 to 2001, Mr. Wills served as Senior Vice President, Strategy for United Behavioral Health and prior to that he was Vice President, Strategy, Business Development and Marketing for Lucile Packard Children’s Hospital at Stanford Medical. From 1993 to 1998, Mr. Wills held various positions at Boston Consulting Group. Mr. Wills graduated with a bachelor’s degree from the University of Oxford and earned his M.B.A. from Harvard Graduate School of Business Administration.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for 2010 and explains how the compensation committee of our board of directors (the “Compensation Committee”) made its compensation decisions for our named executive officers for 2010. These named executive officers are identified in the Summary Compensation Table that immediately follows this discussion and consist of our Chief Executive Officer and President (“CEO”), Armando Anido; our Chief Financial Officer, James E. Fickenscher; and our five other most highly compensated executive officers in 2010, Mr. Roger Graham, Executive Vice President, Sales and Marketing; Ms. Jennifer Evans Stacey, Esq., Executive Vice President, General Counsel, Human Resources and Secretary; Dr. Benjamin Del Tito, Executive Vice president, Regulatory Affairs and Project Management; Dr. Jyrki Mattila, Executive Vice President, Business Development, Product Development and Technical Operations; and Dr. Anthony DelConte, Chief Medical Officer. Dr. Mattila’s employment terminated effective March 29, 2010 and Dr. DelConte’s employment terminated effective August 20, 2010. Severance agreements were negotiated with both Drs. Mattila and DelConte and the terms of those agreements were previously disclosed.

Executive Summary

The Company met its corporate objectives for 2010 related to Testim® and either met or exceeded the goals related to the ongoing development of XIAFLEX®. However, the targets for XIAFLEX sales and corporate net loss were not met. The Compensation Committee considered performance against the corporate objectives in determining named executive officer compensation for 2010, as well as each named executive officer’s individual performance, macroeconomic conditions generally, and data from peer group companies.

Specifically, while the Compensation Committee recognized the significant achievements with respect to the goals relating to Testim® and the development of XIAFLEX, there were significant goals that were not met with respect to the targets for XIAFLEX sales and corporate net loss. Accordingly, in furtherance of its strong pay for performance philosophy, the Compensation Committee awarded only 46% credit on the Corporate Achievement Factor under the 2010 bonus plan. As a result, the payouts made under the 2010 bonus plan were 41% to 55% of target, as discussed in more detail under “Short-Term Incentive Awards” below. Similarly, both components of the equity grants were also affected based on 2010 performance. The performance-based restricted stock unit component granted to our named executive officers, including our Chief Executive Officer, at the beginning of 2010 that was to be earned based on achieving certain targets for U.S. net sales of XIAFLEX in 2010 was cancelled effective December 31, 2010 because the net sales goals were not met. The stock option component (which is determined after the end of the fiscal year based on corporate and named executive individual performance during the prior fiscal year) awarded by the Compensation Committee in early 2011 based on 2010 performance was smaller in size than the stock option grants made last year, based on the Compensation Committee’s assessment of both the Company’s and each named executive officer’s 2010 performance. In addition, the Compensation Committee awarded merit-based salary increases based on each named executive officer’s 2010 performance as discussed in more detail under “Salary” below.

The Compensation Committee also made significant changes to the employment agreements for those named executive officers who joined the Company prior to November 2008 to remove the provisions related to the gross-up of excess parachute payments within the meaning of section 280G of the Code. Effective December 23, 2010, the amended employment agreements now include a modified cutback so that any parachute payments to the named executive officers are reduced in the event the named executive officer would be subject to an excise tax under section 4999 of the Code if such reduction would provide a greater net after-tax amount, after taking into account all taxes, including the excise tax.

Compensation Philosophy

Our compensation philosophy, which is set by the Compensation Committee, is designed to meet our objectives of:

•	providing our named executive officers with a compensation package that is competitive with those of comparable executive officers at companies in our peer group

•	providing similar services for companies of similar size, maturity and market capitalization;

•	motivating our named executive officers to achieve our corporate goals and rewarding them for that performance;

•	creating a link between the compensation of our named executive officers and our financial performance and stockholder value;

•	providing our stockholders with a long-term, positive return on their investment; and

•	attracting and retaining executives with talent.

We believe that providing a competitive compensation package to our named executive officers is critical to our ability to achieve the foregoing objectives.

Risk Considerations

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Company’s processes for developing strategic and annual operating plans, approval of capital investments, internal control over financial reporting and other financial, operational and compliance policies and practices (see page 22 of this proxy statement for a full discussion of the role of our board of directors in the risk oversight process);

•

Review and approval of corporate objectives by our board of directors and review of individual named executive officer performance objectives by the Compensation Committee to ensure that these objectives are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk-taking;

•	Base salaries consistent with named executive officers’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•	Determination of incentive awards based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	Design of long-term compensation to reward named executive officers for driving sustainable, profitable, growth for stockholders;

•	Vesting periods for equity compensation awards that encourage named executive officers to focus on sustained stock price appreciation; and

•

The mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage strategies and actions by our named executive officers that are in the Company’s long-term best interests.

Administration of Our Executive Compensation Program and Determination of Competitive Compensation

The Compensation Committee administers our executive compensation program. The Compensation Committee annually retains an independent consulting firm. This consulting firm reports to the Compensation Committee directly and provides the Compensation Committee with design alternatives for compensation systems and with data regarding the compensation of named executive officers at companies in our peer group to assist the Compensation Committee in its determination of whether the overall compensation packages for each of our named executive officers are competitive. This data include an analysis of each component of compensation as well as total cash compensation and total overall compensation, and takes into account a valuation of outstanding vested and unvested long-term incentive holdings and a detailed total stockholder return analysis including a “pay for performance analysis” to assure pay alignment with performance. While the peer group data provided by the independent consultant provide useful comparisons, the Compensation Committee uses the data as a guide, not as a rule, when establishing the compensation packages we provide to our named executive officers and takes into account other factors as it deems appropriate.

The list of peer companies used in the executive compensation analysis is annually reviewed, updated and approved by the Compensation Committee. In late 2009, Radford, a division of AON Hewitt, the independent compensation consulting firm retained by the Compensation Committee, updated the list of peer group companies in light of industry consolidations and changes in the Company’s projected headcount, financial profile and business focus. This updated list of peer group companies was previously disclosed in last year’s proxy. At its February 28, 2010 meeting, the Compensation Committee made decisions regarding merit-based salary increases for 2010 based on 2009 performance (as well as decisions regarding the bonus awards and long-term incentive awards granted in 2010 based on 2009 performance that were previously disclosed in last year’s proxy) taking into account the comparative compensation data prepared by Radford using this late 2009 updated group of peer companies. Please see the discussion under “Salary” below for more information regarding the 2010 merit-based salary increases provided to our named executive officers based on 2009 performance.

In late 2010, Radford updated the list of peer group companies in light of industry consolidations and changes in the Company’s projected financial profile so that Radford could provide a report on executive compensation using the updated peer group list in preparation of the Compensation Committee’s February 2011 meeting at which decisions would be made regarding salary increases, bonus awards and long-term incentive awards for 2010 performance. The Compensation Committee’s decisions made at the February 2011 meeting regarding merit-based salary increases based on 2010 performance are discussed below in “Salary.”

In order to update the list of companies in our peer group, Radford first identified all publicly traded, U.S.-headquartered companies in the biotechnology and pharmaceutical industries with the following financial profile, based on the relevant Auxilium data at the time Radford conducted its research:

•	Employee Size: ~ 1/3x (180) to ~ 3x (1,700); and

•	Revenue: ~ 1/3x ($65M) to ~ 3x ($600M); and

•	Market Value: ~ 1/3x ($400M) to ~ 3x ($3.8B).

Radford next qualitatively evaluated and refined the comparator pool to identify each company’s stage of development, business focus and corporate strategy. Radford targeted commercial biotechnology and pharmaceutical companies that have a similar business profile as compared to Auxilium taking into account number of employees, integrated sales and marketing functions, revenue, market value and strategy. Radford examined Auxilium’s historical peer group as well as companies identified by Auxilium management and the Compensation Committee. Radford ultimately selected companies for our peer group with “best fit” similarities to Auxilium in terms of financial profile, stage of development and business focus. Applying this methodology, the Compensation Committee approved the following companies as our peer group for 2010:

• Abraxis Biosciences, Inc.	• ISIS Pharmaceuticals Inc.

• Acorda Therapeutics Inc.	• The Medicines Company

• Alexion Pharmaceuticals, Inc.	• Medicis Pharmaceutical Corp.

• Alkermes Inc.	• Onyx Pharmaceuticals

• BioMarin Pharmaceutical, Inc.	• OSI Pharmaceuticals, Inc.

• Cubist Pharmaceuticals, Inc.	• Salix Pharmaceuticals

• Dendreon	• Theravance Inc.

• Emergent BioSolutions	• United Therapeutics Corp.

• Human Genome Sciences	• ViroPharma, Inc.

• Inspire Pharmaceuticals	• Zymogenetics Inc.

As a result of changes due to headcount and profile, as well as consolidation within the biotechnology/pharmaceutical industry, the following companies were removed from the peer list for 2010: Enzon Pharmaceuticals, Inc., GTX Inc., Noven Pharmaceuticals and Xenoport, Inc.; and both Inspire Pharmaceuticals and Salix Pharmaceuticals were added. This updated group of peer companies was used by Radford to prepare the comparative compensation data considered by the Compensation Committee in connection with its compensation decisions made regarding 2010 performance of our named executive officers at its meeting on February 17, 2011 and discussed below under “Salary,” “Short-Term Incentive Awards” and “Long-Term Incentive Awards”.

In addition, in late 2010, Radford supplemented peer group data with broader life science market data from the Radford Global Life Sciences Survey for 2010 to create a custom survey, including data for 19 of Auxilium’s 20 peer group companies, and data from 34 public biotechnology/pharmaceutical companies with headcount of 250 to 900 employees, to further ensure comprehensive and competitive market data was evaluated. Where possible, Radford blended peer proxy data and Radford survey data equally. Where peer proxy data was unavailable, Radford blended the custom survey data with the survey data by employee size.

In addition to peer group data, the Compensation Committee periodically reviews “tally sheets” for each named executive officer in order to analyze the total opportunity for wealth accumulation that is available to each of our named executive officers as supplemental data to the Radford report. The tally sheets provide the Compensation Committee with the following information for each of our named executive officers to the extent applicable to each named executive officer:

•	base salary;

•	bonus target;

•	options granted and vesting schedule;

•	sign on bonus;

•	relocation bonus;

•	restricted stock;

•	medical benefits;

•	retirement benefits;

•	car allowance;

•	individual disability benefit policy;

•	vacation/personal days/company holidays;

•	severance benefits; and

•	change of control benefits.

Our Human Resources Department works with the compensation consultant to match company positions against survey positions and to compile the annual compensation data for each named executive officer. Our Human Resources Department does not direct or oversee the activities of the compensation consultant retained by the Compensation Committee.

Timing and Role of Named Executive Officers in Compensation Decisions

Early in the calendar year, our board of directors approves our financial and operational objectives for that current year, which are used as the basis of the bonus plan that is approved by the Compensation Committee. The CEO sets individual objectives for each named executive officer for that current year. Each named executive officer’s individual objectives relate to the corporate function for which such named executive officer is responsible and are intended to align with the financial and operational objectives set by our board of directors so that each function is providing the support necessary to achieve such objectives. Generally, the Compensation Committee meets each February to determine the overall compensation package for each of our named executive officers. In doing so, the Compensation Committee reviews the degree to which we achieved the goals set by our board of directors for the prior year and the degree to which each of the named executive officers achieved their individual objectives for the prior year and their respective contributions to our financial and operational objectives for the prior year. As part of this review, our CEO provides a review of each named executive officer’s performance as well as compensation recommendations to the Compensation Committee. He also provides his self-evaluation. The CEO does not make recommendations with respect to his own compensation. While the Compensation Committee utilizes this information, and values the CEO’s observations with regard to the named executive officers other than himself, the ultimate decisions regarding executive compensation are made by the Compensation Committee.

The Compensation Committee may review named executive officer compensation at such other times during the year as it deems appropriate, such as in connection with new appointments or promotions during the year.

Elements of Compensation

General

Our compensation package for our named executive officers focuses on four principal elements:

•	salary;

•	short-term incentive awards;

•	long-term incentive awards; and

•	severance and change of control agreements.

We provide additional retirement and other benefits for our named executive officers similar to those provided by other corporations in our industry of similar size, maturity and market capitalization. In administering the compensation program for our named executive officers, the Compensation Committee attempts to strike an appropriate balance among the elements of our compensation program to achieve the compensation objectives listed above. Each of the elements of the program is discussed in greater detail below.

The Compensation Committee does not apply fixed weighting or formulas when it considers the criteria applied to each component of an individual named executive officer’s overall compensation. Rather, the Compensation Committee exercises its judgment in determining the appropriate amount of each component of an individual named executive officer’s overall compensation. In particular, because the greater Philadelphia, northern New Jersey and metropolitan New York areas are generally considered to be among the regions in the United States with the most pharmaceutical industry jobs, we believe that we are recruiting and endeavoring to retain talent in one of our industry’s more competitive geographic areas in the country. With respect to compensation decisions based on 2010 performance, the Compensation Committee took into consideration the compensation packages provided by our peer companies while being mindful of the regional competitive environment when determining the components and levels of our compensation packages for our named executive officers.

In general, we believe that positioning salaries at the 50th percentile of salaries for comparable executive officers at our peer companies enables us to be competitive to attract and retain talented executives. Similarly, we believe that positioning short-term and long-term incentives at or above the 50th percentile for named executive officers who routinely achieve their goals and demonstrate strong performance motivates our named executive officers to increase short and long term stockholder value and ultimately their long-term financial gain. To that end, long-term incentive awards remain a significant portion of our named executive officer compensation program. In addition, in determining the overall levels of salary, short-term incentive awards and long-term incentive awards for named executive officers, the Compensation Committee also considers talent management (including the recruitment and development of a diverse and superior talent pool), and morale of, and productivity of, management. Unless we disclose otherwise in the future, the Compensation Committee intends to employ the methodologies described below when considering future grants of short-term and long-term incentive awards.

Salary

The salary level for each named executive officer is based principally on the named executive officer’s responsibilities. As indicated above, while we generally seek to position salaries for our named executive officers so that the salary corresponds to the 50th percentile of salaries for comparable executive officers at our peer companies as reflected in the data provided by our compensation consultant, in setting base salaries and determining whether a merit increase is warranted, the Compensation Committee also gives consideration to:

•	the named executive officer’s experience and skill set;

•

the named executive officer’s individual performance, which includes the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer’s level of achievement of their pre-determined individual performance objectives;

•	prevailing economic conditions, both nationally and within the local region in which the individual works; and

•	internal pay equity.

Taking these considerations into account, we may vary the salary of a named executive officer from the 50th percentile. We believe that base salary is competitive if it is within a range of 10 percent above or 10 percent below the base salary amounts at the 50th percentile for comparable executives at our peer companies; however, we may establish base salary at a level outside this range due to differences in experience, as well as variations in responsibilities, performance and ability.

In determining whether to provide a merit-based salary increase to our named executive officers for 2010 based on 2009 performance, the Compensation Committee considered the following factors: (i) the overall responsibilities of each named executive officer; (ii) the named executive officer’s individual performance, which includes the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer’s level of achievement of their pre-determined individual performance objectives for 2009 discussed in detail under the “Short-Term Incentive Awards” section of last year’s proxy; and (iii) the named executive officer’s overall compensation as set forth on the tally sheets compared with that paid to comparably positioned executive officers based on the late 2009 peer group data provided by Radford. Based on those considerations, the Compensation Committee approved merit-based salary increases in February 2010 to the named executive officers as indicated in the chart below.

Name	2009 Salary	2010 Merit Percentage Increase		2010 Salary
Armando Anido	$528,000	5.0	%(1)	$$555,000
James E. Fickenscher	$334,305	3.5%		$346,000
Jennifer Evans Stacey, Esq.	$338,962	3.5%		$344,800
Roger D. Graham, Jr.	$349,830	3.5%		$350,900
Benjamin J. Del Tito, Jr., Ph.D.	$256,517	9.0	%(2)	$280,000
Anthony DelConte, M.D. (3)	$330,000	0.0%		$330,000
Jyrki Mattila, M.D., Ph.D. (4)	$349,830	—		—

(1).

Based on peer data and his performance in 2009, the Compensation Committee increased Mr. Anido’s base salary to $555,000 in 2010, which represents an approximately 5.0% increase over his 2009 base salary.

(2).	In addition to a 3.5% merit increase, the Compensation Committee awarded Dr. Del Tito an additional 5.5% increase associated with his promotion to EVP, Regulatory Affairs and Project Management.

(3)	Dr. DelConte’s employment terminated effective August 20, 2010.

(3)	Dr. Mattila’s employment terminated effective March 29, 2010 and as such no merit increase for 2010 was approved by the Compensation Committee.

In determining whether to provide a merit-based salary increase to our named executive officers for 2011 based on 2010 performance, the Compensation Committee considered the following factors: (i) the overall responsibilities of each named executive officer; (ii) the named executive officer’s individual performance, which includes the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer’s level of achievement of their pre-determined individual performance objectives discussed in more detail under “Short-Term Incentive Awards” below; and (iii) the named executive officer’s overall compensation as set forth on the tally sheets compared with that paid to comparably positioned executive officers based on the late 2010 peer group data provided by Radford. Based on those considerations, the Compensation Committee approved merit-based salary increases in February 2011 to the named executive officers as indicated in the chart below.

Name	2010 Salary	2011 Merit Percentage Increase	2011 Salary
Armando Anido	$555,000	4.0%	$577,200
James E. Fickenscher	$346,000	4.0%	$360,000
Jennifer Evans Stacey, Esq.	$344,800	4.0%	$358,600
Roger D. Graham, Jr.	$350,900	2.0%	$358,000
Benjamin J. Del Tito, Jr., Ph.D.	$280,000	3.0%	$288,400

Short-Term Incentive Awards

Our short-term incentive awards, or bonuses, are cash payments based upon:

•	our annual financial and operational performance; and

•

each named executive officer’s individual performance, which includes the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer’s level of achievement of their pre-determined individual performance objectives.

We believe that our short-term incentive program motivates our named executive officers to meet and exceed the individual objectives defined by our CEO. Our annual corporate goals are established by our Board.

To determine bonuses for performance in fiscal 2010, the Compensation Committee reviewed peer group data regarding the percentage of salary payable as annual bonuses upon achievement of target goals for comparable executives at our peer companies in order to establish compensation that rewards performance and serves to retain key contributors. We target total cash (base salary plus bonus) at the 50th percentile with the opportunity to earn up to the 75th percentile based upon performance. We accrue short-term incentive awards for each named executive officer, so those amounts are reflected in our financial statements for the year ended December 31, 2010 although they are paid in the first quarter of 2011.

In January 2010, the Compensation Committee approved the 2010 bonus plan (in which all employees are eligible to participate). The plan was intended to motivate employees to achieve business goals in 2010, allow us to attract and retain quality employees by remaining competitive in the local employment market and reinforce a pay-for-performance culture.

An employee’s target bonus is calculated by multiplying the employee’s gross earnings in 2010 less any bonus paid in 2010 (“2010 base earnings”) by the specified percentage that is the employee’s target bonus percentage. For the named executive officers other than the CEO, 70% of each named executive officer’s bonus potential is based on the Corporate Achievement Factor and the remaining 30% is based on the Individual Achievement Factor. For the CEO, 80% of the CEO’s bonus potential is based on the Corporate Achievement Factor and the remaining 20% is based on the Individual Achievement Factor, and his employment agreement specifies that his bonus can range from 0% to 200% of target. The “Corporate Achievement Factor” is determined by the Compensation Committee based on its review of achievements under the 2010 bonus plan. The “Individual Achievement Factor” is recommended by the CEO and determined and approved by the Compensation Committee based on performance against individual objectives established at the beginning of each year. The Corporate Achievement Factor can range from 0% to 150% and the Individual Achievement Factor can range from 0% to 200%, both based on evaluation of performance. The Corporate Achievement Factor under the 2010 bonus plan was based on the following weighted metrics, reflecting financial and operational objectives approved by our board of directors and designed to yield increased stockholder value:

•

A total of 72% weighting attributed to the XIAFLEX franchise with a 125% performance payout resulting from the completion of specified development milestones for XIAFLEX, and a 0% performance payout resulting from failure to meet the target for U.S. net sales in fiscal 2010;

•	A total of 21% weighting attributed to the Testim franchise with a 100% performance payout resulting from meeting the target net sales in fiscal 2010; and

•	A total of 7% weighting attributed to the net loss target in fiscal 2010, which was not met and resulted in a 0% performance payout.

In early 2011, the Compensation Committee assessed the performance of the Company against these metrics and determined that awards under the 2010 bonus plan should be paid out using a 46% Corporate Achievement Factor for the reasons discussed in the “Executive Summary” above. The 2010 bonus plan was established in January 2010 and no changes were made to the plan during the course of the year.

In order to determine the total short-term incentive award to each named executive officer for performance in 2010, the Compensation Committee, at its February 17, 2011 meeting, reviewed and considered:

•	the CEO’s review of each named executive officer against individual objectives;

•	the named executive officer’s self-evaluation of performance in 2010 against individual objectives;

•	with respect to the CEO, his self-evaluation and feedback on the CEO’s performance from our board of directors;

•	the complexity of a named executive officer’s position;

•	new product development;

•	improvements in operational efficiencies;

•	contributions to strategically important goals; and

•	other considerations that the Compensation Committee deemed relevant with respect to a particular named executive in its discretion.

The Individual Achievement Factor for each named executive officer under the 2010 bonus plan was based on the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer’s level of achievement of their pre-determined individual performance objectives agreed with the CEO at the beginning of 2010. These individual objectives are intended to align with the financial and operational objectives set forth in the 2010 bonus plan so that each function is providing the support necessary to achieve such objectives.

•	Mr. Fickenscher is responsible for Finance, Investor Relations and Information Technologies. His 2010 individual objectives related to:

-	Achieving fiscal year financial goals and ensuring cash requirements are maintained throughout the year;

-	Managing communications with the investment community and updating the Corporate Communications plan;

-	Performing a comprehensive review of costs across the organization and identifying opportunities for cost savings and efficiencies; and

-	Managing the business development responsibilities for the organization during transition.

•	Ms. Stacey is responsible for Legal, Human Resources and corporate governance as Secretary to the Board. Her 2010 individual objectives related to:

-	Oversight of all corporate legal matters and regulatory compliance;

-	Management of intellectual property matters, including defending the Testim franchise;

-	Providing ongoing legal support for the intellectual property matters related to XIAFLEX, financing opportunities and business development transactions; and

-	Solidifying the HR Business Partner model across the organization and transitioning the bi-annual performance management and compensation processes to an automated, online system.

•	Mr. Graham is responsible for Sales and Marketing. His 2010 individual objectives related to:

-	Managing worldwide sales growth and developing an annual business plan for Testim;

-	Successfully launching XIAFLEX for Dupuytren’s contracture and managing U.S. sales for XIAFLEX;

-	Developing a life cycle management plan for XIAFLEX; and

-	Evaluating the potential to introduce XIAFLEX in Canada.

•	Dr. Del Tito is responsible for Regulatory Affairs and Project Management. His 2010 individual objectives related to:

-	Completing and submitting post-marketing requirements and post-marketing commitments for XIAFLEX from FDA;

-	Supporting Pfizer’s European Medicines Agency Marketing Authorization Application submission of XIAPEX;

-	Preparing appropriate regulatory filings related to manufacturing processes; and,

-	Supporting due diligence activities related to potential out licensing of XIAFLEX to rest of world territory.

At its meeting on February 17, 2011, the Compensation Committee confirmed the Corporate Achievement Factor to be 46% and approved the Individual Achievement Factor for each named executive officer and awarded cash bonuses for performance in 2010 as set forth below:

Officer	2010 Individual Achievement Factor	2010 Cash Bonus (1)	2010 Cash Bonus (as % of 2010 Base Earnings)	2010 Target Bonus %	2010 Actual Bonus as % of Target Bonus
Armando Anido	46%	$202,400	36.8%	80%	46%
James E. Fickenscher	60%	$77,400	22.5%	45%	50%
Jennifer Evans Stacey, Esq.	77%	$75,800	22.1%	40%	55%
Roger D. Graham, Jr.	31%	$65,000	18.6%	45%	41%
Benjamin J. Del Tito, Jr., Ph.D.	73%	$53,300	19.3%	35%	55%

(1)

For the named executive officers other than the CEO, 70% of each named executive officer’s bonus potential is based on the Corporate Achievement Factor and the remaining 30% is based on the Individual Achievement Factor. For the CEO, 80% of the CEO’s bonus potential is based on the Corporate Achievement Factor and the remaining 20% is based on the Individual Achievement Factor.

Also at its meeting on February 17, 2011, the Compensation Committee elected to increase Ms. Stacey’s target cash bonus for 2011 from 40% to 45% of her base earnings in 2011, in consideration of peer group data for total cash compensation for General Counsels, internal equity of other senior officers and to pay for performance.

Long-Term Incentive Awards

In accordance with our pay-for-performance philosophy, the long-term incentive awards are equity grants, in the form of grants of stock options and performance-based restricted stock units that are based directly upon both corporate performance and the individual performance of the named executive officer. We believe that providing our named executive officers with equity awards aligns their interest with those of our stockholders.

Each named executive officer’s equity grant delivered for and based on 2010 performance comprised two parts. The first component was a grant of performance-based restricted stock units issued at the beginning of the year, that were to be earned based on the target for U.S. net sales of XIAFLEX in 2010. Based on Auxilium’s 2010 results, at its meeting on January 18, 2011, the Compensation Committee determined that the performance goal for the 2010 performance-based restricted stock unit awards for our named executive officers had not been met and as a result, the right of our named executive officers to receive shares of stock with respect to such award was forfeited effective December 31, 2010. The performance goal had been established by the Compensation Committee at its February 2010 meeting. The second component was a grant of stock options that was determined and approved by the Compensation Committee in early 2011 based on the Committee’s evaluation of the corporate and each individual names executive officer’s performance during 2010. The stock option grant based on 2010 performance was issued to each named executive officer on February 17, 2011, and will vest 25% per year over the next four years.

To determine long-term incentive awards for performance in fiscal 2010, our Compensation Committee reviewed peer group data regarding long-term incentive awards to comparable executives at our peer companies. The Compensation Committee generally seeks to position long-term incentive awards, based on performance for our named executive officers, so that the stock option awards correspond to the 50% percentile with the opportunity to earn up to between the 60th and 75th percentiles through performance share awards of long-term incentive awards for comparable executives in our peer group based on the data provided by our compensation consultant, depending upon individual and corporate performance.

Long-term incentive awards are considered an important complement to the elements of our named executive officers’ compensation because they align the named executive officers’ interests with stockholders’ interests. A principal factor influencing the market price of our stock is our performance as reflected in our sales, earnings, cash flow and other results. By granting stock options and restricted stock units to our named executive officers, we believe our named executive officers are encouraged to increase stockholder value because the value of the stock options and restricted stock units is dependent on the market performance of our common stock following the date of grant. The decision as to whether to grant options and restricted stock units is made after an evaluation of what form or mix of equity instruments is needed as a retention/incentive tool for the individual named executive officer based upon industry practice, market conditions and the nature of the individual named executive officer’s expertise at the time the award is considered. Our stockholders have approved the plan under which such awards are made. The exercise price of our option grants equals the closing market price of our stock on the date of such grant, or if there were no trades on that date, the latest preceding date upon which a sale was reported. The effective date of the grant is the date of the meeting of the Compensation Committee at which the grants are approved. With respect to a newly hired named executive officer, his or her employment agreement, which is approved by the Compensation Committee, specifies that any grant of stock options or restricted stock units is effective on the later of the effective date of the employment agreement or the date on which the named executive officer’s commences employment with us and that the exercise price of the option grant equals the closing market price of our stock on the date of such grant. The standard options granted by the Compensation Committee to named executive officers generally vest at a rate of 25% per year over the first four years of the ten-year option term and provide for full vesting upon a change of control of the Company. Vesting is based solely on the passage of time and is not performance based. We believe that this vesting period provides a meaningful incentive to our named executive officers to continue their employment with us.

Options will only yield income to the named executive officer if the market price of our stock is greater at the time of exercise than it was on the date of grant. Awards of performance-based restricted stock unit awards are not earned and do not vest until a goal specified by the Compensation Committee is achieved, and subsequent service based vesting requirements set by the Compensation Committee are satisfied or a change of control of the Company occurs. We select a goal that is closely linked to creation of stockholder value as the performance metric, thereby aligning the goals of the executive with those of the Company. Grants of options and awards of restricted stock units provide inducements to the named executive officers to remain with us over the long-term, enhance corporate performance and, correspondingly, enhance stockholder value. We do not have stock ownership guidelines or holding requirements for our named executive officers.

When determining whether to make grants of stock options or awards of restricted stock units, as well as the size of such grants or awards, for fiscal 2010 the Compensation Committee considered:

•	peer group data;

•	the compensation consultant’s recommendation of a blend of market competitive equity awards as a percent of the Company to evaluate the total potential executive ownership levels;

•	the Compensation Committee’s assessment of each individual named executive officer’s contribution to the long-term health and growth of Auxilium during fiscal 2010;

•	retention considerations;

•	the Compensation Committee’s experience with the competitive labor market in our industry; and

•

any other considerations that the Compensation Committee deemed relevant with respect to a particular individual named executive officer, including the accomplishment of operational missions, new product development, improvements in operational efficiencies and contributions to strategically important goals.

At its meeting on February 17, 2011, based on its assessment of the performance of the Company and its named executive officers for 2010, the Compensation Committee approved the following “standard” nonqualified stock option awards to the Company’s named executive officers (“2011 Stock Option Awards”):

Named Executive Officer	Title	# of Shares Underlying Standard Nonqualified Stock Option Award (1)
Armando Anido	Chief Executive Officer and President	100,000
James E. Fickenscher	Chief Financial Officer	40,000
Jennifer Evans Stacey, Esq.	Executive Vice President, General Counsel, Human Resources and Secretary	40,000
Roger D. Graham, Jr.	Executive Vice President, Sales and Marketing	30,000
Benjamin J. Del Tito, Jr., Ph.D.	Executive Vice President, Regulatory Affairs and Project Management	30,000

(1)

Each “standard” nonqualified stock option award (i) has an exercise price of $22.04 per share, which was the closing price of the Company’s common stock on the date of grant and (ii) vests 25% on February 17, 2012 (one year after the date of grant) with the balance vesting in three equal annual installments thereafter. The “standard” nonqualified stock option awards are governed by the Company’s 2004 Equity Compensation Plan, as amended and restated on December 1, 2009, and standard form nonqualified stock option agreement, including provision for immediate vesting upon a change of control of the Company, a copy of which was previously filed with the SEC.

In addition, also at its meeting on February 17, 2011, the Compensation Committee approved performance-based restricted stock unit awards for our named executive officers to provide an incentive for our named executive officers to drive future performance with respect to XIAFLEX. The right to receive shares of common stock of the Company with respect to such awards will be earned (subject to satisfaction of additional vesting requirements which are contingent upon the named executive officer’s continued employment or service over the two-year period following achievement of the performance goal) based on U.S. net revenues of XIAFLEX in the year ending December 31, 2011. Depending upon the level of achievement of the performance goal, Mr. Anido can receive from 16,700 to 50,000 shares and the other named executive officers, with the exception of Dr. Del Tito, from 4,200 to 12,500 shares, and Dr. Del Tito can receive from 3,400 to 10,000, as determined by the Compensation Committee in its sole discretion, based on the year-end 2011 U.S. net revenues of XIAFLEX; provided that if the threshold level of net revenues set by the Compensation Committee is not achieved, no shares of common stock of the Company can be earned under the foregoing restricted stock unit awards. In accordance with the terms of the employment agreements in place for our named executive officers, if a change of control of the Company occurs before the final determination is made by the Committee as to whether the 2011 net revenue goal for XIAFLEX is achieved, the awards shall be treated as fully earned and vested as of the date of the change of control.

The performance goal is based on the 2011 budget approved by our Board. Upon achievement of the budgeted 2011 U.S. net revenues of XIAFLEX as determined by the Compensation Committee at its meeting expected to be held in the first quarter of 2012, the amount of the award would be approved, subject to vesting. The Company’s ability to achieve the target is difficult to predict, since XIAFLEX is the first non-surgical treatment approved for the treatment of Dupuytren’s contracture and is in its first full fiscal year after launch. While we believe the target is achievable, it represents a significant stretch over 2010 performance and is subject to the continually changing dynamics associated with reimbursement and physician acceptance in the marketplace.

If earned, the right to receive shares of common stock of the Company under the above performance-based restricted stock unit awards (i) vests 33 1/3 % on the date on which the Performance Goal is achieved with the balance vesting in two equal installments thereafter on the first and second anniversary of the date on which the Performance Goal is achieved, and (ii) are governed by the Company’s 2004 Equity Compensation Plan and standard form restricted stock unit grant agreement.

Employment Agreements and Potential Payments Upon Termination or a Change of Control

Employment Agreements

We have entered into employment agreements with each of our named executive officers. These agreements set forth the terms of the named executive officer’s employment and provide severance benefits upon certain types of termination of employment. These agreements are designed to be a part of a competitive compensation package. We believe that entering into employment agreements with our named executive officers that provide severance benefits upon an involuntary termination of employment provides financial security to a named executive officer in the event the named executive officer is terminated without cause by providing a meaningful payment to the named executive officer. Each named executive officer’s employment agreement also provides for certain payments and benefits upon a change of control if the named executive officer’s employment is terminated without cause or the named executive officer resigns for “good reason” within a specified period following the consummation of such change of control. We believe that the change of control severance benefits under the employment agreements with our named executive officers promotes management stability during a period of uncertainty. Absent such arrangements, there is an increased risk that our named executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security following a change of control. See “Potential Payments Upon Termination or Change of Control” below for detailed descriptions of the provisions in the employment agreements of our named executive officers related to severance payments and payments made in the event of a change of control.

Additionally, the employment agreements include non-competition, confidentiality, development assignment and non-solicitation covenants.

Potential Payments Upon Termination or Change of Control

The employment agreements with our named executive officers provide for payments and other benefits if we terminate the named executive officers’ employment without cause, if we fail to renew the term of the employment agreements, or if the named executive officer terminates employment for “good reason” upon or within one year after a change of control. For those named executive officers who joined the Company prior to November 2008, the agreements provided that if a change of control occurred and change of control payments were subject to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, (the “Code”) we would make additional payments to gross-up the named executive officers for the excise and related taxes imposed under the Code. Effective December 23, 2010, in exchange for certain enhanced severance payments and benefits which remain within the norms of competitive market practice, the original employment agreements for those named executive officers who joined the company prior to November 2008 were amended to remove the provisions related to the gross-up of excess parachute payments within the meaning of section 280G of the Code. The amended employment agreements now include a modified cutback so that any parachute payments to the named executive officers are reduced in the event the named executive officer would be subject to an excise tax under section 4999 of the Code if such reduction would provide a greater net after-tax amount, after taking into account all taxes, including the excise tax. See below for detailed descriptions of the provisions in the employment agreements of our named executive officers related to severance payments and payments made in the event of a change of control.

Each of the named executive officer’s employment agreements may be terminated by us at any time for cause or upon 30 days written notice without cause. Under the agreements, if a named executive officer’s employment ends for any reason, we will pay accrued compensation and benefits. If we terminate the employment of any of the named executive officers without cause or if we fail to renew the term of the employment agreements, we will be obligated to pay to that named executive officer severance equal to twelve months of the named executive officer’s base salary plus bonus, or in the case of Mr. Anido, twenty-four months of his base salary plus bonus, payable in equal monthly installments. In addition, provided that the named executive officer is eligible for and elects COBRA continuation coverage, we will reimburse the named executive officer for the monthly COBRA costs of continued coverage for the named executive officer (including where applicable his or her spouse and dependents) during the applicable twelve-month or eighteen-month period, less the amount the named executive officer would be required to contribute for such health coverage if an active employee. Additionally, all outstanding stock options and stock awards held by Mr. Anido and Ms. Stacey at the date of termination of employment that would have otherwise become vested and exercisable during the severance period will become vested and exercisable as if Mr. Anido and Ms. Stacey had remained employed during the severance period. All other named executive officers have 90 days from the date of termination to exercise any stock options and awards vested as of that date. For purposes of the employment agreements, cause is defined generally to mean:

•	conviction of, or a plea of guilty to, a felony;

•

intentional and continual failure by the named executive officer to perform his or her material duties, which failure has continued for 30 days after written notice is given to the named executive officer;

•	willful misconduct; or

•	material breach by the named executive officer of the non-competition, non-disclosure, development assignment or non-solicitation covenants in the agreement.

The employment agreements also provide for payments and other benefits if we terminate the named executive officers’ employment without cause, or if the named executive officer terminates employment for “good reason” upon or within one year after a change of control. In such event, the named executive officer will be entitled to the following change of control severance benefits:

•	a lump sum payment equal to:

•	2.0 times base salary plus 2.0 times average annual bonus in the case of our CEO; or

•	1.5 times the named executive officer’s base salary plus 1.5 times the named executive officer’s average annual bonus in the case of our other named executive officers;

•

provided that the named executive officer is eligible for and elects COBRA continuation coverage, we will reimburse the named executive officer for the monthly COBRA costs of continued coverage for the named executive officer (including where applicable his or her spouse and dependents) during the applicable eighteen-month period, less the amount the named executive officer would be required to contribute for such health coverage if an active employee; provided, however, that for our CEO, following the eighteen-month period, if he secures an individual policy for health coverage for himself (including where applicable his spouse and dependents), we will reimburse him for the monthly cost of such coverage for the six month period commencing on the first day following the eighteen-month period and ending six months thereafter; and

•	immediate vesting of all outstanding options and stock awards.

For purposes of the employment agreements, good reason includes a substantial reduction of the named executive officer’s duties and responsibilities, relocation to a place of employment more than 50 miles from the named executive officer’s previous place of employment or material reduction in the named executive officer’s base salary. In general, a change of control includes:

•	the acquisition of more than 50% of our outstanding voting securities by any person, entity or group;

•	a merger, unless the holders of our voting shares immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•	a sale of all or substantially all of our assets; and

•

if, after the date on which the agreements are entered into, directors are elected to our board of directors such that a majority of the members of our board of directors will have been members of our board of directors for less than two years, unless the election or nomination of each new director was approved by at least two-thirds of the directors then in office at the beginning of the two-year period.

Tax Considerations

Under section 162(m) of the Code, a publicly held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation paid to the CEO and other named executive officers listed on the Summary Compensation Table. Our policy is generally to preserve the federal income tax deductibility of compensation paid to our named executive officers, and certain of our equity awards have been structured to preserve deductibility under section 162(m) of the Code. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in our best interests. While we believe that all compensation paid to our executives in 2010 was deductible, some portion of compensation paid in future years may not be deductible as a result of section 162(m) of the Code. In the event of a change of control, payments to a named executive officer may be subject to an excise tax, and may not be deductible by us, under sections 280G and 4999 of the Code. Effective December 23, 2010, all named executive officers who joined the company prior to November 2008 executed amended employment agreements to remove the provisions related to the gross-up of excess parachute payments within the meaning of section 280G of the Code. The amended employment agreements now include a modified cutback so that any parachute payments to the named executive officers are reduced in the event the named executive officer would be subject to an excise tax under section 4999 of the Code if such reduction would provide a greater net after-tax amount, after taking into account all taxes, including the excise tax.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Oliver S. Fetzer, Ph.D., Chairman

Philippe O. Chambon, M.D., Ph.D.

Rolf A. Classon

Paul A. Friedman, M.D.

Compensation of Executive Officers

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Armando Anido	2010	549,808	—	181,200	2,320,680	202,400	12,834	3,266,922
Chief Executive Officer, President and Director	2009	524,538	—	693,000	1,080,030	550,000	7,258	2,854,826
	2008	500,192	—	—	1,654,200	341,381	12,023	2,507,796

James Fickenscher	2010	343,751	—	60,400	541,492	77,400	5,566	1,028,609
Chief Financial Officer	2009	332,131	—	312,000	444,972	193,300	4,146	1,286,549
	2008	318,577	—	—	827,100	149,100	4,782	1,299,559

Benjamin J. Del Tito, Ph.D.	2010	275,483	—	60,400	464,136	53,300	5,633	859,952
Executive Vice President, Regulatory Affairs and Project Management

Roger D. Graham Jr.	2010	348,604	—	60,400	541,492	65,000	13,950	1,029,446
Executive Vice President, Sales and Marketing	2009	336,766	—	259,500	444,972	211,000	10,192	1,262,430
	2008	325,705	—	—	827,100	153,900	10,016	1,316,721

Jennifer Evans Stacey, Esq.	2010	342,542	—	60,400	541,492	75,800	5,566	1,025,800
Executive Vice President, General Counsel, Human Resources and Secretary	2009	330,897	—	312,000	444,972	185,000	4,558	1,277,427
	2008	316,646	—	—	827,100	131,700	5,134	1,280,580

Anthony DelConte, M.D.	2010	101,701	—	60,400	386,780	—	265,650	814,531
Chief Medical Officer

Jyrki Mattila, M.D., Ph.D.	2010	102,931	—	—	—	—	279,006	381,937
Executive Vice President, Business Development, Product Development and Technical Operations	2009	347,555	—	312,000	444,972	69,511	4,939	1,178,977
	2008	335,500	—	—	827,100	140,900	5,532	1,309,032

(1)

This column shows the aggregate grant date fair value, computed in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”) for all outstanding restricted stock and performance-based restricted stock awards granted in Fiscal 2010. The grant date fair values of the performance-based restricted stock awards were determined based on the probable number of shares that could be awarded to each named executive officer as determined by the Compensation Committee based on its evaluation of the achievement of certain performance criteria related to XIAFLEX. The following table shows what the aggregate grant date fair value of the performance-based restricted stock awards would have been assuming that the highest level of performance had been achieved:

Name	Number of Shares Assuming Maximum Performance(#)	Grant Date Fair Value Assuming Maximum Performance($)
Anido	33,000	996,600
Fickenscher	11,000	332,200
Del Tito	11,000	332,200
Graham	11,000	332,200
Stacey	11,000	332,200
DelConte	11,000	332,200

All of the shares granted to Dr. DelConte were subsequently forfeited upon his separation from the Company in August 2010. Effective December 31, 2010, all of these remaining awards were cancelled since the performance criteria was not met.

(2)	This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718 for all outstanding stock option awards granted in Fiscal 2010.

(3)

This column shows the payments for 2010 performance that were approved by the Compensation Committee in February 2011 and made in March 2011 under the Company’s 2010 Bonus Plan described in the section titled “Short-Term Incentive Awards” in the Compensation Discussion and Analysis.

(4)

The amounts in this column include Company matching contributions under the Company’s 401(k) Plan, term life and disability insurance premiums and, if applicable, gross ups for the payment of taxes paid by the Company for the benefit of each officer. The amounts for 2010 are shown in the following table:

Name	401(k) Plan Company Match ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Gross Ups for the Payment of Taxes ($)
Anido	3,675	648	1,349	7,162
Fickenscher	3,675	648	1,243	0
Del Tito	3,675	597	1,361	0
Graham	3,177	648	1,282	8,843
Stacey	3,675	648	1,243	0
DelConte	2,200	432	928	0
Mattila	1,544	162	337	0

Grants of Plan-Based Awards

The table below sets forth certain information with respect to non-equity incentive plan awards, stock awards and options granted during Fiscal 2010 to each of our named executive officers listed in the Summary Compensation Table above.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold ($)	Target (4) ($)	Maximum (5) ($)	Threshold (#)	Target (#)		Maximum (#)
Anido	2/28/2010	—	—	—	—	—		—		—	150,000	(6)	30.20	2,320,680
	2/28/2010	—	—	—	0	6,000	(7)	33,000	(7)	—	—		30.20	181,200
	—	0	444,000	888,000	—	—		—		—	—		—	—
Fickenscher	2/28/2010	—	—	—	—	—		—		—	35,000	(6)	30.20	541,492
	2/28/2010	—	—	—	0	2,000	(8)	11,000	(8)	—	—		30.20	60,400
	—	0	155,700	233,550	—	—		—		—	—		—	—
Del Tito	2/28/2010	—	—	—	—	—		—		—	20,000	(6)	30.20	309,424
	2/28/2010	—	—	—	—	—		—		—	10,000	(6)	30.20	154,712
	2/28/2010	—	—	—	0	2,000	(8)	11,000	(8)	—	—		30.20	60,400
	—	0	98,000	147,000	—	—		—		—	—		—	—
Graham	2/28/2010	—	—	—	—	—		—		—	35,000	(6)	30.20	541,492
	2/28/2010	—	—	—	0	2,000	(8)	11,000	(8)	—	—		30.20	60,400
	—	0	157,905	236,858	—	—		—		—	—		—	—
Stacey	2/28/2010	—	—	—	—	—		—		—	35,000	(6)	30.20	541,492
	2/28/2010	—	—	—	0	2,000	(8)	11,000	(8)	—	—		30.20	60,400
	—	0	137,920	206,880	—	—		—		—	—		—	—
DelConte	2/28/2010	—	—	—	—	—		—		—	25,000	(6)	30.20	386,780
	2/28/2010	—	—	—	0	2,000	(8)	11,000	(8)	—	—		30.20	60,400
	—	0	0	0	—	—		—		—	—		—	—
Mattila(9)	—	—	—	—	—	—		—		—	—		—	—

(1)	These columns show the threshold, target and maximum payouts for 2010 performance under the Company’s 2010 Bonus Plan.

(2)

The awards shown in these columns are the number of shares of performance-based restricted stock awards granted under the Company’s 2004 Equity Compensation Plan on February 28, 2010, as described in footnotes (7) and (8) below.

(3)

This column shows the aggregate grant date fair value of performance-based restricted stock awards and stock option awards computed in accordance with FASB ASC 718 granted to all named executive officers in 2010.

(4)

The amounts in this column were calculated by multiplying each executive’s gross earnings in 2010 less any bonus paid in 2010 by that executive’s bonus target percentage as described in the section titled “Short-Term Incentive Awards” in the Compensation Discussion and Analysis.

(5)

The amounts shown in this column were calculated by multiplying the executive’s target payout by 150% in the case of Mr. Fickenscher, Dr. Del Tito, Mr. Graham and Ms. Stacey; and by 200% in the case of Mr. Anido, as described in the section titled “Short-Term Incentive Awards” in the Compensation Discussion and Analysis.

(6)

The amounts shown are the number of stock options granted to the named executive officers under the Company’s 2004 Equity Compensation Plan. The options vest 25% on the first anniversary of the date of grant with the balance vesting in three equal annual installments thereafter.

(7)

In February 2010, Mr. Anido was granted a performance-based restricted stock award, with the amount of shares to be determined based on the satisfaction of certain performance criterion related to XIAFLEX. Pursuant to the terms of this award, if the performance criterion was achieved at the target level, the minimum amount of shares payable to Mr. Anido would be 6,000 shares and if the performance criterion was achieved at the highest level, the maximum amount of shares that could be awarded to Mr. Anido would be 33,000 shares, with the actual amount of shares to be determined by the Compensation Committee based on when the performance goal was achieved. Effective December 31, 2010, this award was cancelled since the performance criterion was not met.

(8)

In February 2010, Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham were each granted a performance-based restricted stock award, with the amount of shares to be determined based on the satisfaction of certain performance criterion related to XIAFLEX. Pursuant to the terms of these awards, if the performance criterion was achieved at the target level, the minimum amount of shares payable to each of Mr. Fickenscher, Dr. Del Tito, Mr. Graham, Ms. Stacey and Dr. DelConte would be 2,000 shares and if the performance criterion was achieved at the highest level, the maximum amount of shares that could be awarded to each officer would be 11,000 shares, with the actual amount of shares awarded to be determined by the Compensation Committee based on when the performance goal was achieved. Effective December 31, 2010, these awards were cancelled since the performance criterion was not met.

(9)	Mr. Mattila’s employment terminated effective March 29, 2010 and as such no non-equity incentive plan awards, stock awards or options were granted to him during Fiscal 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding stock options and restricted stock held by the named executive officers at December 31, 2010.

		Option Awards						Stock Awards
Name	Grant Date*	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (17)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (17)
Anido	7/17/2006	410,000	0	—	7.81	7/17/2016	(5)	—		—	—		—
	2/23/2007	63,000	21,000	—	13.16	2/23/2017	(6)	—		—	—		—
	2/23/2007	36,000	0	—	13.16	2/23/2017	(7)	—		—	—		—
	2/22/2008	30,000	30,000	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	40,000	20,000	—	32.72	2/22/2018	(11)	—		—	—		—
	2/25/2009	18,750	56,250	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	16,072	(14)	339,119
	2/28/2010	0	150,000	—	30.20	2/29/2020	(16)	—		—	—		—

Fickenscher	5/18/2005	71,067	0	—	4.78	5/18/2015	(2)	—		—	—		—
	6/6/2006	60,000	0	—	9.15	6/6/2016	(4)	—		—	—		—
	2/23/2007	30,000	10,000	—	13.16	2/23/2017	(6)	—		—	—		—
	2/23/2007	10,000	0	—	13.16	2/23/2017	(7)	—		—	—		—
	2/22/2008	15,000	15,000	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	20,000	10,000	—	32.72	2/22/2018	(12)	—		—	—		—
	2/25/2009	7,725	23,175	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	6,252	(15)	131,917
	2/28/2010	0	35,000	—	30.20	2/29/2020	(16)	—		—	—		—

Del Tito	12/15/2005	12,682	0	—	5.50	12/15/2015	(3)	—		—	—		—
	6/6/2006	10,000	0	—	9.15	6/6/2016	(4)	—		—	—		—
	2/23/2007	13,750	6,875	—	13.16	2/23/2017	(6)	—		—	—		—
	2/22/2008	9,300	9,300	—	32.72	2/22/2018	(10)	—		—	—		—
	2/25/2009	5,500	16,500	—	28.50	2/25/2019	(13)	—		—	—		—
	2/28/2010	0	20,000	—	30.20	2/29/2020	(16)	—		—	—		—
	2/28/2010	0	10,000	—	30.20	2/29/2020	(16)	—		—	—		—

Graham	3/19/2007	—	—	—	—	—		6,000	(8)	126,600	—		—
	3/19/2007	47,700	22,500	—	13.39	3/19/2017	(9)	—		—	—		—
	2/22/2008	15,000	15,000	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	20,000	10,000	—	32.72	2/22/2018	(12)	—		—	—		—
	2/25/2009	7,725	23,175	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	6,252	(15)	131,917
	2/28/2010	0	35,000	—	30.20	2/29/2020	(16)	—		—	—		—

Stacey	3/16/2005	93,501	0	—	5.36	3/16/2015	(1)	—		—	—		—
	6/6/2006	40,500	0	—	9.15	6/6/2016	(4)	—		—	—		—
	2/23/2007	27,363	10,000	—	13.16	2/23/2017	(6)	—		—	—		—
	2/23/2007	10,000	0	—	13.16	2/23/2017	(7)	—		—	—		—
	2/22/2008	15,000	15,000	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	20,000	10,000	—	32.72	2/22/2018	(12)	—		—	—		—
	2/25/2009	7,725	23,175	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	6,252	(15)	131,917
	2/28/2010	0	35,000	—	30.20	2/29/2020	(16)	—		—	—		—

*	For better understanding of this table, we have included an additional column showing the grant date of the stock options and restricted stock awards.

(1)	The shares underlying this option fully vested on March 16, 2009.

(2)	The shares underlying this option fully vested on May 18, 2009.

(3)	The shares underlying this option fully vested on December 15, 2009.

(4)	The shares underlying this option fully vested on June 6, 2010.

(5)	The shares underlying this option fully vested on July 17, 2010.

(6)	The shares underlying this option fully vested February 23, 2011.

(7)	The shares underlying this option fully vested on September 19, 2010.

(8)	The restrictions on these shares lapsed on March 19, 2011.

(9)	The shares underlying this option fully vested on March 19, 2011.

(10)	The shares underlying this option vested 25% on each of February 22, 2009 (one year after the date of grant), February 22, 2010 and February 22, 2011 with the balance vesting on February 22, 2012.

(11)

60,000 shares underlying this option accrued (subject to vesting) on February 27, 2009 upon the satisfaction of certain performance criteria in 2008. These options vested 33-1/3% on December 27, 2009 (the 10 month anniversary of the date the performance criteria was met) and on October 27, 2010 with the balance vesting on August 27, 2011.

(12)

30,000 shares underlying this option accrued (subject to vesting) on February 27, 2009 upon the satisfaction of certain performance criteria in 2008. These options vested 33-1/3% on December 27, 2009 (the 10 month anniversary of the date the performance criteria was met) and October 27, 2010 with the balance vesting on August 27, 2011.

(13)	The shares underlying this option vested 25% on February 25, 2010 (one year after the date of grant) and 25% on February 25, 2011, with the balance vesting in two equal annual installments thereafter.

(14)

In February 2009, Mr. Anido was granted a performance-based restricted stock award, with the amount of shares to be determined based on the satisfaction of certain performance criteria related to XIAFLEX. Pursuant to the terms of this award, if the performance criteria were achieved at the target level, the minimum amount of shares payable to Mr. Anido would be 18,000 shares and if the performance criteria were achieved at the highest level, the maximum amount of shares that could be awarded to Mr. Anido would be 27,000 shares, with the actual amount of shares to be determined by the Compensation Committee based on when the performance criteria were achieved. On February 28, 2010, the Compensation Committee awarded 24,108 shares based on its evaluation of the achievement of the performance criteria. These shares vested 33 1/ 3% on each of February 28, 2010 and February 28, 2011, with the balance vesting on February 28, 2012.

(15)

In February 2009, Mr. Fickenscher, Ms. Stacey and Mr. Graham were each granted a performance-based restricted stock award, with the amount of shares to be determined based on the satisfaction of certain performance criteria related to XIAFLEX. Pursuant to the terms of these awards, if the performance criteria were achieved at the target level, the minimum amount of shares payable to each of Mr. Fickenscher, Ms. Stacey and Mr. Graham would be 7,000 shares and if the performance criteria were achieved at the highest level, the maximum amount of shares that could be awarded to each officer would be 10,500 shares, with the actual amount of shares awarded to be determined by the Compensation Committee based on when the performance criteria were achieved. On February 28, 2010, the Compensation Committee awarded 9,378 shares to each of Mr. Fickenscher, Ms. Stacey and Mr. Graham, based on its evaluation of the achievement of the performance criteria. The shares that were granted to each Mr. Fickenscher, Ms. Stacey and Mr. Graham vested 33 1/3% on each of February 28, 2010 and February 28, 2011 with the balance vesting on February 28, 2012.

(16)	The shares underlying this option vested 25% on February 28, 2011 (one year after the date of grant), with the balance vesting in three equal installments thereafter.

(17)	For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2010, the last trading day of Fiscal 2010, which closing price was $21.10.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the named executive officers during 2010 and vesting of restricted stock held by the named executive officers during 2010.

Name	Option Awards		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Anido	30,000	757,815	88,036	(2)	2,020,287
Fickenscher	0	0	3,126	(3)	94,405
DelConte	0	0	3,126	(3)	94,405
Del Tito	7,318	220,812	0		0
Graham	0	0	6,126	(4)	189,595
Stacey	0	0	3,126	(3)	94,405
Mattila	74,375	1,713,999	3,126	(3)	94,405

(1)	Amounts reflect the market value of the stock on the day the restricted stock vested.

(2)	34,499 shares of common stock, representing $785,871, were withheld to satisfy tax withholding requirements.

(3)	941 shares of common stock, representing $28,418, were withheld to satisfy tax withholding requirements.

(4)	1,844 shares of common stock, representing $57,070, were withheld to satisfy tax withholding requirements.

Potential Payments Upon Termination or Change of Control

The table below reflects the amount of compensation to each of the named executive officers pursuant to each executive’s employment agreement in the event of termination of such executive’s employment without cause or in the event of a change in control, described in detail in “Employment Agreements and Potential Payments Upon Termination or a Change in Control,” in the Compensation Discussion and Analysis. The amount of compensation payable to each named executive officer upon termination without cause and upon termination without cause or good reason following a change in control is shown below. The amounts shown assume that such termination was effective as of December 31, 2010, and thus are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

	Termination without Cause				Change of Control
Name	Severance ($) (1)	Healthcare Benefits ($) (2)	Stock Award Acceleration ($) (3)	Total ($)	Severance ($) (4)	Healthcare Benefits ($) (5)	Stock Award Acceleration ($) (6)	Total ($)
Anido	2,210,000	15,920	505,859	2,731,779	2,210,000	19,332	1,202,159	3,431,491
Fickenscher	517,200	19,454	—	536,654	775,800	35,433	443,417	1,254,650
Del Tito	367,199	19,454	—	386,653	550,799	35,433	441,435	1,027,667
Graham	561,900	19,454	—	581,354	842,850	35,433	664,092	1,542,375
Stacey	503,150	20,041	145,359	668,550	754,725	33,695	443,417	1,231,837

(1)

Mr. Anido would be entitled to receive 24 months of base salary plus an amount equal to two times the higher of the average of his bonus for the last two years or his most recent bonus in the event of termination without cause pursuant to his employment agreement. Mr. Graham would be entitled to receive 12 months of base salary plus a bonus payment equal to the higher of the average of his bonus for the last two years or his most recent bonus in the event of termination without cause pursuant to his employment agreement. Each of Mr. Fickenscher, Dr. Del Tito and Ms. Stacey would be entitled to receive 12 months of base salary plus a bonus payment equal to the average of his/her bonus for the last two years in the event of termination without cause, pursuant to his/her employment agreement. Severance payments would be made in equal monthly installments over a 24-month severance period for Mr. Anido and over a 12-month severance period for Mr. Fickenscher, Dr. Del Tito, Mr. Graham and Ms. Stacey.

(2)

Each of Mr. Anido, Mr. Fickenscher, Dr. Del Tito, Mr. Graham and Ms. Stacey would be entitled to receive health benefits during his/her respective severance period. For purposes of health benefits in the event of termination without cause, the severance period for Mr. Anido would be 24 months and the severance period for each of Mr. Fickenscher, Dr. Del Tito, Mr. Graham and Ms. Stacey would be 12 months.

(3)

Mr. Anido’s employment agreement and Ms. Stacey’s employment agreement state that all outstanding stock options and stock awards held on the date of termination of employment that would have otherwise become vested and exercisable during the severance period will become vested and exercisable as if the executive had remained employed during the severance period. For this purpose, Mr. Anido’s severance period is 24 months and Ms. Stacey’s is 12 months. For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2010, the last trading day of Fiscal 2010, which closing price was $21.10.

(4)

Mr. Anido would receive a lump sum severance payment in an amount equal to two times his base salary plus two times the higher of his average annual bonus paid for the two preceding fiscal years or his most recent bonus in the event of termination without cause after a change in control or if he resigns for good reason upon or during the one year period following a change of control. Mr. Graham would receive a lump sum severance payment in an amount equal to 1.5 times his base salary plus 1.5 times the higher of his average annual bonus paid for the two preceding fiscal years or his most recent bonus in the event of termination without cause after a change of control or if he resigns for good reason upon or during the one year period following a change of control. Each of Mr. Fickenscher, Dr. Del Tito and Ms. Stacey would receive 1.5 times base salary plus 1.5 times the average annual bonus paid for the two preceding fiscal years in the event of termination without cause after a change of control or upon a resignation for good reason upon or during the one year period following a change of control.

(5)

Each of Mr. Anido, Mr. Fickenscher, Dr. Del Tito, Mr. Graham and Ms. Stacey would be entitled to receive health benefits during his/her respective severance period. For purposes of health benefits in the event of termination after a change of control, the severance period for Mr. Anido would be 24 months and the severance period for each of Mr. Fickenscher, Dr. Del Tito, Mr. Graham and Ms. Stacey would be 18 months.

(6)

For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2010, the last trading day of Fiscal 2010, which closing price was $21.10. The employment agreements for each of the named executive officers provide that if employment is terminated without cause at any time after a change in control or if the officer resigns for good reason upon or at any time during a specified period following a change in control, all outstanding stock options shall become fully exercisable on the date of termination and all stock awards held at the time of termination shall become fully vested.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2010, the members of our Compensation Committee were Dr. Oliver Fetzer (Chairman), Dr. Chambon, Mr. Classon and Dr. Friedman. Dr. Chambon has informed us that he will not stand for re-election at the Meeting. None of our executive officers served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation Committee or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. No member of our Compensation Committee has ever been our employee. The issuance of options to members of our Compensation Committee is discussed herein under the heading “Director Compensation.”

INFORMATION ABOUT STOCK OWNERSHIP,

AND EQUITY COMPENSATION PLAN

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us concerning the beneficial ownership of our common stock as of April 18, 2011 for:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each named executive officer and executive officer; and

•	all of our directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 18, 2011 are considered outstanding. These shares, however, are not considered outstanding as of April 18, 2011 when computing the percentage ownership of each other person.

Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 47,838,874 shares of our common stock outstanding on April 18, 2011.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
(i) Certain Beneficial Owners:

Felix J. Baker and Julian C. Baker (2) 667 Madison Avenue New York, New York 10065	5,961,306	12.5%

Alger Associates, Incorporated (3) 111 Fifth Avenue New York, New York 10022	3,442,229	7.2%

Wellington Management Company, LLP (4) 280 Congress Street Boston, MA 02109	3,203,271	6.7%

Luxor Capital Partners, LP (5) 1114 Avenue of the Americas, 29th Floor New York, New York 10036	2,946,413	6.2%

BlackRock, Inc. (6) 40 East 52nd Street New York, New York 10022	2,694,399	5.6%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
(ii) Directors (which includes all nominees), named executive officers and all other executive officers:

Al Altomari (7)	75,000	*
Armando Anido (8)	816,026	1.7%
Edward J. Arcuri	0	*
Edwin A. Bescherer, Jr. (9)	93,750	*
Peter C. Brandt	0	*
Philippe O. Chambon, M.D., Ph.D. (10)	915,442	1.9%
Rolf A. Classon (11)	293,611	*
Benjamin Del Tito, Jr., PhD (12).	101,468	*
Oliver S. Fetzer, Ph.D. (13)	94,468	*
James E. Fickenscher (14)	273,014	*
Paul A. Friedman, M.D (15).	15,691	*
Renato Fuchs, Ph.D. (16)	46,316	*
Roger D. Graham, Jr. (17)	154,519	*
Nancy S. Lurker	0	*
William T. McKee (18)	45,000	*
Jennifer Evans Stacey, Esq. (19)	264,942	*
Alan J. Wills (20)	10,000	*

(iii) All Directors (which includes all nominees) and current executive officers as a group (16 persons) (21)	3,199,247	6.4%

*	Less than 1%

(1)	Unless otherwise provided, all addresses should be care of Auxilium Pharmaceuticals, Inc., 40 Valley Stream Parkway, Malvern, Pennsylvania, 19355.

(2)

The information for Felix J. Baker and Julian C. Baker was obtained from Schedule 13G filed by Felix J. Baker and Julian C. Baker with the SEC on February 14, 2011 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(3)

The information for Alger Associates, Incorporated and its affiliates was obtained from Schedule 13G filed by Alger Associates, Incorporated with the SEC on February 14, 2011 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(4)

The information for Wellington Management Company, LLP and its affiliates was obtained from Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 14, 2011 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(5)

The information for Luxor Capital Partners, LP and its affiliates was obtained from Schedule 13G filed by Luxor Capital Partners, LP with the SEC on February 24, 2011 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(6)

The information for BlackRock, Inc. and its affiliates was obtained from Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2011 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(7)	Represents shares underlying options that are exercisable within 60 days of April 18, 2011.

(8)	Includes 8,036 shares of restricted common stock and 668,890 shares underlying options that are exercisable within 60 days of April 18, 2011.

(9)	Includes 75,000 shares underlying options that are exercisable within 60 days of April 18, 2011.

(10)

Consists of securities beneficially owned by Sprout Capital IX, L.P., Sprout Entrepreneurs Fund, L.P., DLJ Capital Corporation and Dr. James Niedel, and 105,000 shares underlying options held by Dr. Chambon that are exercisable within 60 days of April 18, 2011. Dr. Chambon is a Managing Director of New Leaf Venture Partners, L.L.C. (“New Leaf”). New Leaf has entered into a sub-management agreement with the Sprout Group division of Credit Suisse First Boston Private Equity, Inc. whereby New Leaf provides investment advisory services to the general partners of several Sprout investment funds, including Sprout Capital IX, L.P. and Sprout Entrepreneurs Fund, L.P. as well as DLJ Capital Corporation. Dr. Chambon is also a limited partner of a general partner of Sprout Capital IX, L.P. Dr. James Niedel is a Managing Director of New Leaf. Dr. Chambon and Dr. Niedel disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(11)	Includes 285,000 shares underlying options that are exercisable within 60 days of April 18, 2011.

(12)

Includes 75,757 shares and 19,388 shares underlying options that are exercisable by Dr. Del Tito and Dr. Del Tito’s spouse, respectively, within 60 days of April 18, 2011. In addition, this amount includes 2,024 shares of common stock held by Dr. Del Tito’s spouse. The inclusion of the shares of common stock and the shares underlying options held by Dr. Del Tito’s spouse shall not be construed as an admission that Dr. Del Tito is, for the purpose of Section 13(d) of the Exchange Act, the beneficial owner of such shares.

(13)	Includes 90,000 shares underlying options that are exercisable within 60 days of April 18, 2011.

(14)	Includes 3,126 shares of restricted common stock and 247,767 shares underlying options that are exercisable within 60 days of April 18, 2011.

(15)	Includes 15,000 shares underlying options that are exercisable within 60 days of April 18, 2011.

(16)	Includes 45,000 shares underlying options that are exercisable within 60 days of April 18, 2011.

(17)	Includes 3,126 shares of restricted common stock and 136,900 shares underlying options that are exercisable within 60 days of April 18, 2011.

(18)	Represents shares underlying options that are exercisable within 60 days of April 18, 2011.

(19)	Includes 3,126 shares of restricted common stock and 248,064 shares underlying options that are exercisable within 60 days of April 18, 2011.

(20)	Represents shares of restricted stock.

(21)	Includes 27,414 shares of restricted stock and 2,131,766 shares underlying options that are exercisable within 60 days of April 18, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires a company’s directors, executive officers and stockholders who beneficially own more than 10% of any class of equity securities of the company registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”), to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the company’s equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to our Reporting Persons, except that five incomplete Form 4s were filed on behalf of director Dr. Philippe Chambon, throughout 2010 due to mischaracterization of his beneficial ownership of certain investment funds in which Dr. Chambon has a pecuniary interest.

Equity Compensation Plan Information

We have two equity compensation plans: (i) our 2004 Equity Compensation Plan and (ii) our 2006 Employee Stock Purchase Plan. Both plans have been approved by our stockholders. The following table provides information about the securities authorized for issuance under these equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders (1)	6,136,249	$23.46	1,744,865
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	6,136,249	$23.46	1,744,865

(1)	Information for our 2006 Employee Stock Purchase Plan is included in the “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans” column only.

(2)	Includes 1,258,405 shares of our common stock issuable under our 2004 Equity Compensation Plan and 486,460 shares issuable under our 2006 Employee Stock Purchase Plan.

ADDITIONAL INFORMATION

We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010 (“Form 10-K”), including financial statements and schedules thereto, but not including exhibits, to each of our stockholders of record on April 18, 2011 and to each beneficial stockholder on that date upon written request made to our Secretary at the address set forth under the heading “Deadline for Submission of Stockholder Proposals for the 2012 Annual Meeting of Stockholders” on page 19. A reasonable fee will be charged for copies of requested exhibits. Our Form 10-K includes all information constituting our 2010 Annual Report. Our Form 10-K is on file with the SEC and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of our home page on the Internet at http://www.auxilium.com under the heading “For Investors—SEC Filings.”

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors,

Jennifer Evans Stacey, Esq.

Secretary

Malvern, Pennsylvania

April 29, 2011

APPENDIX A

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN

Amended and Restated as of June 16, 2011

- i -

AUXILIUM PHARMACEUTICALS, INC.

2004 EQUITY COMPENSATION PLAN

Amended and Restated as of June 16, 2011

The purpose of the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Auxilium Pharmaceuticals, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, stock units and other equity-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

The Auxilium Pharmaceuticals, Inc. 2000 Equity Compensation Plan (the “2000 Plan”) was merged with and into this Plan as of the effectiveness of the registration statement for the Company’s initial public offering, and no additional grants will be made thereafter under the 2000 Plan. Outstanding grants under the 2000 Plan will continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2000 Plan), and the shares with respect to outstanding grants under the 2000 Plan will be issued or transferred under this Plan.

SECTION 1    Administration

(a) Committee. The Plan shall be administered and interpreted by a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”). The Committee may consist of two or more persons who are “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to Non-Employee Directors (as defined in Section 4(a)), provided, however, that any member of the Board who is an Employee (as defined in Section 4(a)) at such time must recuse or disqualify himself or herself from discussions and abstain from voting on any discretionary grants made to a Non-Employee Director. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent a Board or subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or subcommittee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, subject to the conditions herein, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

SECTION 2    Grants

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as

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described in Section 7 (“Stock Awards”), stock units as described in Section 8 (“Stock Units”) and other equity-based awards as described in Section 9 (“Other Equity Awards”) (collectively referred to herein as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

SECTION 3    Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 14,400,00 shares. The maximum number of authorized shares includes shares to be issued or transferred pursuant to outstanding grants under the 2000 Plan, which has been merged into this Plan.

(b) Limit on Stock Awards, Stock Units and Other Equity Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Equity Awards (other than stock appreciation rights) granted after June 16, 2011 during the term of the Plan is the balance of shares available under the previous sublimit of 1,450,000 as of June 16, 2011 plus the additional 3,000,000 shares added as part of this amendment and restatement, , subject to adjustment as described below.

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described below. A Grantee may not accrue Dividend Equivalents during any calendar year in excess of $100,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payment relates.

(d) Determination of Authorized Shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan (including options outstanding under the 2000 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any Stock Awards, Stock Units, or Other Equity Awards are forfeited or terminated, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the exercise price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If stock appreciation rights are granted as Other Equity Awards, the full number of shares subject to the stock appreciation rights shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. To the extent that a Grant (other than a stock appreciation right) is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsections (a) and (b).

(e) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, spinoff, stock split or reverse stock split, or by reason of a combination, reorganization, recapitalization or reclassification affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be issued under the sub-limit in Section 3(b) above

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pursuant to Stock Awards, Stock Units and Other Equity Awards (other than stock appreciation rights), the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan and outstanding Grants, and the price per share of outstanding Grants shall be equitably adjusted by the Committee, as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (b) or applicable law, including in the event of a Change of Control. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

SECTION 4    Eligibility for Participation

(a) Eligible Persons. All employees of the Company and its subsidiaries, including Employees who are officers or members of the Board (“Employees”), and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

SECTION 5    Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

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(iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d) Exercisability of Options.

(i) Except as otherwise provided in Section 6, Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument; provided that the Committee may not accelerate the exercisability or vesting of any Options except in the event of the Grantee’s death, Disability or retirement, or upon a Change of Control.

(ii) The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f) Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board.

(ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other

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provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(vi) For purposes of the Plan:

(A) The term “Employer” shall mean the Company and its subsidiary corporations or other affiliates, as determined by the Committee.

(B) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to other Grants, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

(C) “Disability” shall mean, except as otherwise specified by the Committee, if any, with the Employer, a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.

(D) “Cause” shall mean, except to the extent otherwise specified by the Committee, a finding by the Committee that the Grantee (i) has materially breached his or her employment or service contract with the Employer, which breach has not been remedied by the Grantee after written notice has been provided to the Grantee of such breach, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition or non-solicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company

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Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 13) at such time as may be specified by the Committee.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company.

SECTION 6    Vesting Restrictions; Terms of Full Value Awards

(a) Minimum Vesting Requirements. Stock Awards, Stock Units and Other Equity Awards (other than stock appreciation rights) (collectively, “Full Value Awards”) shall be subject to the following minimum vesting requirements. If the lapse of restrictions on, or vesting of, Full Value Awards is not based on the achievement of one or more performance conditions, the lapse of restrictions, or vesting of, such Full Value Awards shall be no earlier than three years following the date of grant. If the lapse of restrictions on, or vesting of, Full Value Awards is based on the achievement of one or more performance conditions or the Full Value Awards are intended to be “qualified performance-based compensation” under section 162(m) of the Code, the lapse of restrictions, or vesting of, such Full Value Awards shall be no earlier than one year following the date of grant.

(b) 10% Limit. Notwithstanding the minimum vesting requirements described in Section 6(a) above, the Committee shall retain discretion to grant Full Value Awards with vesting terms that do not conform to the minimum vesting requirements described in Section 6(a) above for up to 10% of the aggregate number of shares of Common Stock that may be issued or transferred under the Plan, which number is 1,065,000 shares of Common Stock based on the current aggregate number of shares of Common Stock that may be issued or transferred under the Plan as set forth in Section 3(a), subject to the adjustment provisions described in Section 3(e) (the “10% Limit”). Full Value Awards granted pursuant to the preceding sentence shall count against the 10% Limit only if they are granted effective as of December 1, 2009 or thereafter.

(c) Accelerated Vesting. The Committee shall not have the discretion to accelerate the lapse of restrictions on, or accelerate the vesting of, Grants made under the Plan except in the event of the Grantee’s death, Disability or retirement, or upon a Change of Control. Notwithstanding the limitation described in the preceding sentence, the Committee shall retain discretion to accelerate the lapse of restrictions on, or accelerate the vesting of, Grants under the Plan in circumstances other than upon a Grantee’s death, Disability or retirement, or upon a Change of Control, with respect to a number of Shares underlying such Grants, up to the 10% Limit. Grants that are accelerated in circumstances other than upon a Grantee’s death, Disability or retirement, or upon a Change of Control pursuant to the Committee’s retained discretion under the preceding sentence shall count against the 10% Limit only if the Committee exercises such retained discretion on or after December 1, 2009. In no event shall the Committee’s exercise of its retained discretion under Section 6(b) and 6(c) with respect to Grants under the Plan exceed the 10% Limit.

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SECTION 7    Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. Subject to the terms and conditions described in Section 6, the Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. Unless the Committee determines otherwise, if the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. Subject to the terms and conditions described in Section 6, the Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 14(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. Subject to the terms and conditions described in Section 6, the Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

SECTION 8    Stock Units

The Committee may grant phantom units representing one or more shares of Company Stock to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

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(b) Terms of Stock Units. Subject to the terms and conditions described in Section 6, the Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service. Unless the Committee determines otherwise, if the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. Subject to the terms and conditions described in Section 6, the Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units may be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

SECTION 9    Other Equity Awards

The Committee may grant Other Equity Awards, which are awards (other than those described in Sections 5, 7, 8 and 10 of the Plan) that are based on, measured by or payable in Company Stock, including, without limitation, stock appreciation rights, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine, subject to the terms and conditions described in Section 6. Other Equity Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

SECTION 10    Dividend Equivalents

The Committee may include in a Grant Instrument with respect to any Grant Dividend Equivalents entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the Grant is outstanding, on the shares of Company Stock covered by the Grant as if such shares were then outstanding. The Committee shall determine whether Dividend Equivalents shall be paid currently or credited to a bookkeeping account as a dollar amount or in the form of Stock Units. The Committee shall determine whether Dividend Equivalents shall be paid in cash, in shares of Company Stock or in a combination, whether they shall be conditioned upon the exercise, vesting or payment of the Grant to which they relate, and such other terms and conditions as the Committee deems appropriate.

SECTION 11    Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 11 shall apply to Grants of Stock Awards, Stock Units, Dividend Equivalents and Other Equity Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code, unless another exemption from the section 162(m) limitations shall apply.

(b) Performance Goals. When Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code, including the employment requirements and payment terms. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable

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performance goals based on one or more of the following criteria: total stockholder return; total stockholder return as compared to total stockholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes (EBIT); earnings before interest expense, taxes, depreciation and amortization (EBITDA); earnings per share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; asset quality; regulatory filings; regulatory approvals; or other operational, regulatory or departmental objectives.

(c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(d) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees immediately following the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards for the performance period shall be forfeited or shall not be made, as applicable. Any Grants that are to be paid as a result of achievement of performance goals shall be paid as specified in the Grant Instrument.

(e) Death, Disability or Other Circumstances. Subject to the terms and conditions described in Section 6, the Committee may provide that Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

SECTION 12    Deferrals

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals.

SECTION 13    Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

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SECTION 14    Transferability of Grants

(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

SECTION 15    Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

(b) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(c) After the date on which this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

SECTION 16    Consequences of a Change of Control

(a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

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(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Board determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control upon such other event as the Board determines, (iii) determine that Grantees holding Stock Units, Dividend Equivalents and Other Equity Awards shall receive a payment or payments in settlement of such Stock Units, Dividend Equivalents and Other Equity Awards in an amount and on terms determined by the Committee, (iv) require that Grantees surrender their outstanding Options in exchange for a payment or payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options, if any, and on such terms as the Committee determines or (v) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

SECTION 17    Limitations On Issuance Or Transfer Of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

SECTION 18    Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws or to comply with applicable stock exchange requirements.

(b) Stockholder Approval for “Qualified Performance-Based Compensation”.

(i) If Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards are granted as “qualified performance-based compensation” under Section 11 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if required by the regulations under section 162(m) of the Code or the regulations thereunder.

(ii) If and to the extent required by section 162(m), the Plan must be submitted to the stockholders for approval in the fourth year following the year in which the initial public offering of Company Stock occurs, to assure that subsequent Grants will qualify as “qualified performance-based compensation” for purposes of section 162(m).

(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its June 13, 2007 effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

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(d) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 24(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 24(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan. However, no previously granted Option may be repriced, replaced or regranted through cancellation or by lowering the Exercise Price, unless the stockholders of the Company provide prior approval.

(e) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

SECTION 19    Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.

SECTION 20    Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

SECTION 21    No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

SECTION 22    Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

SECTION 23    Effective Date of the Plan

The amended and restated Plan shall be effective as of June 16, 2011, subject to stockholder approval of the Plan.

SECTION 24    Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee, director or advisor of another corporation who becomes an Employee, Non-Employee Director or Key Advisor by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the

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parent or any of their subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. After a public offering of the Company’s Stock, with respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m), section 422 and section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may agree to limit its authority under this Section.

(c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(a) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF AUXILIUM

PHARMACEUTICALS, INC.

Purpose

The Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Auxilium Pharmaceuticals, Inc. (the “Company”) is appointed by, and generally acts on behalf of the Board. The Committee’s purposes shall be:

1.	To establish and periodically review the company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers, other Company employees and directors;

2.	To establish compensation arrangements and incentive goals for executive officers;

3.	To administer the Company’s incentive compensation equity plans; and

4.	To prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

This charter governs the operations of the Committee membership

1.	The Committee shall be composed of at least two directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that such director is independent, consistent with the basic independence criteria set forth in the Company’s Corporate Governance Guidelines. In addition, for purposes of meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor Code section, the Committee, or a subcommittee (each of which shall consist of at least two directors) approving the performance goals to which certain components of the executive compensation are tied in making such performance-based awards, shall consist solely of “outside” directors, as defined in Treasury Regulation 1.162-27(e)(3) promulgated under the Code. Moreover, for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee, or a subcommittee (each of which shall consist of at least two directors) approving grants and awards of Company securities (each of which shall be deemed to include, for purposes of this sentence, “phantom” securities), shall consist solely of “non-employee directors,” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act.

2.	The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed by the Board. Unless a Chair is designated by the Board, the Nominating and Corporate Governance Committee may designate a Chair by majority vote of the full Committee. The members of the Committee shall serve for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement or removal by the Board. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

Meetings and Procedures

1.	The Committee shall meet as often as it deems necessary, but in no event less than annually. A majority of the members of the Committee shall constitute a quorum.

2.	The Chair of the Committee or any member of the Committee or the Board may call a meeting of the Committee.

3.	The Committee may delegate authority to one or more members of the Committee where appropriate under applicable law, regulations or listing standards.

4.	The Committee may request that any directors, officers or employees of the Company or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

5.	The Committee shall report its findings to the Board and shall keep written minutes of its meetings.

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6.	The Committee shall fix its own rules of procedure which shall be consistent with the By-laws of the Company and this Charter.

Duties and Responsibilities

To fulfill its responsibilities and duties, the Committee shall:

1.	Review and approve corporate goals and objectives relevant to compensation of the CEO, evaluate the CEO’s performance in light of those goals and objectives and establish and approve the appropriate level of base compensation and all bonus and other incentive compensation for the CEO based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years;

2.	Evaluate the performance of the Company’s executive officers and establish and approve the appropriate level of base compensation and all bonus and other incentive compensation for such officers;

3.	Review and approve, for the CEO and the other executive officers of the Company, (1) employment agreements and change in control agreements, when and if appropriate, and (2) special or supplemental benefits;

4.	Seek accounting, legal, consulting or other expert advice from a source independent of management (“Consultants”), at the expense of the Company, with notice to the Board and the CEO. In furtherance of the foregoing, the Committee shall have the authority to retain and terminate any Consultants to be used to assist in the evaluation of director, CEO or executive officer compensation or the fulfillment of any of the Committee’s other responsibilities and duties and shall have the sole authority to approve the Consultant’s fees and other retention terms;

5.	Review the terms and conditions of the compensation plans, determine the eligibility requirements applicable to participants in each such plan as may be required by the terms of a plan; approve and recommend to the full Board for its approval the initial adoption of any equity-based plan and any material modifications to such plan (such as an increase in the number of shares available under such plan);

6.	Approve incentive compensation plans, including any equity-based compensation plans, to allow the Company to attract and retain personnel and align the pay of such personnel with the long-term interests of shareholders. Submit each equity-based compensation plan and each material modification thereof to the Board for its approval and take actions that may be necessary or advisable to implement and administer the Company’s incentive compensation plans, all in accordance with the terms of such plan.

7.	Oversee and periodically review the operation of the Company’s health and welfare plans or arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended, including a 401(k) Savings Plan.

8.	Evaluate and recommend to the full Board the appropriate level of director compensation and take primary responsibility for ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed;

9.	Make this Charter and any amendments thereto, public;

10.	Produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission;

11.	Oversee the Company’s compliance with rules prohibiting loans to officers and directors of the Company; and

12.	Exercise such additional powers as may be reasonably necessary or desirable, in the Committee’s discretion, to fulfill its responsibilities and duties under this Charter.

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APPENDIX C

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE

BOARD OF DIRECTORS OF AUXILIUM PHARMACEUTICALS, INC.

Purpose

The Audit and Compliance Committee (the “Committee”) of the Board of Directors (the “Board”) of Auxilium Pharmaceuticals, Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be to exercise the duties and responsibilities set forth below:

1.	To assist the Board in its oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (2) the Company’s compliance with legal requirements; and (3) the performance of the Company’s internal audit function;

2.	To interact directly with and evaluate the performance of the independent auditors, including engaging or dismissing the independent auditors and monitoring the independent auditors’ qualifications and independence; and

3.	To prepare the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

This Charter governs the operations of the Committee. Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight.

Membership

1.	The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that such director is independent, consistent with the basic independence criteria set forth in the Company’s Corporate Governance Guidelines. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

a.	No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC;

b.	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Committee and any other Board committee; and

c.	No Committee member shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company (exclusive of former subsidiaries that are no longer subsidiaries of the Company) during the past three years.

2.	All members of the Committee must be able to read and understand fundamental financial statements. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC, and at least one member (who may also serve as the audit committee financial expert) shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

3.	The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed by a majority of the Board. The Nominating and Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chair. The members of the Committee shall serve for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement, or removal by the Board. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

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Audit Committee Charter

4.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

Meetings and Procedures

1.	The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

2.	The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

3.	Any member of the Committee may call a meeting of the Committee.

4.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

5.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

6.	The Committee shall keep written minutes of its meetings and shall report its findings to the Board.

7.	The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Committee as a whole.

8.	The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting, and other advisors. The Company shall provide appropriate funding as determined by the Committee, for the Committee to retain any legal, accounting or other advisors and to provide for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, in each case without requiring the Committee to seek Board approval.

Duties and Responsibilities

1.	Financial Reporting Process

a.	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analysis of the effects of alternative GAAP methods on the financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the financial statements; the use of pro forma or non-GAAP financial information; and any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

b.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

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Audit Committee Charter

c.	The Committee shall review earnings press releases prior to their release, as well as financial information and earnings guidance to be provided to analysts, the investment community and rating agencies.

d.	The Committee shall prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

2.	Risks and Control Environment

a.	The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition, the Committee shall obtain periodically from the personnel performing the Company’s internal audit function their assessment of the Company’s risk management process and system of internal control.

b.	The Committee shall review periodically the Company’s Code of Conduct and shall review any potential conflicts of interest involving any of the Company’s officers and directors that are reported to the Committee pursuant to the Company’s Code of Conduct.

c.	The Committee shall meet periodically with the senior personnel performing the internal audit, the compliance officer under the Code of Conduct, the general counsel, the independent auditors and outside counsel to review the Company’s policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and the Company’s Code of Conduct.

d.	The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal control over financial reporting, and, where applicable, shall oversee the changes in internal control over financial reporting intended to address any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on the effectiveness of the Company’s internal control over financial reporting.

3.	Independent Auditors

a.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

b.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and non-audit services that are not prohibited and the fees for such services. Pre-approval of audit and non- audit services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services, including through delegation of authority to a member of the Committee. Any service that is approved pursuant to a delegation of authority to a member of the Committee must be reported to the full Committee at its next scheduled meeting.

c.	Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing of the audit.

d.

The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory

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Audit Committee Charter

board, within the preceding five years, respecting one or more independent audits performed by the auditing firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s independence, all relationships between the auditing firm and the Company, consistent with the rules of the Public Company Accounting Oversight Board and other regulatory authorities.

e.	The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to, among other things, the Company’s critical accounting policies and practices; alternative treatments within GAAP for policies and practices relating to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

f.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, management’s response to same, and any other matters required to be brought to its attention under auditing standards (e.g., SAS 61), and shall resolve any disagreements between the independent auditors and management.

g.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and their independence, including considering whether the independent auditors’ quality controls are adequate.

h.	The Committee shall have the responsibility to set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position, any partner, employee, or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

4.	Internal Audit Function

a.	The Committee shall oversee the activities, organizational structure, and qualifications of the persons performing the internal audit function.

b.	The Committee shall review and approve the appointment and replacement of the senior personnel performing the internal audit function.

c.	The Committee shall review and approve the annual internal audit plan of, and any special projects undertaken by, the personnel performing the internal audit function.

d.	The Committee shall discuss with the personnel performing the internal audit function any changes to, and the implementation of, the internal audit plan and any special projects, and discuss the results of the internal audits and special projects.

e.	The Committee shall review any significant reports to management prepared by the internal audit department and management’s responses.

5.	Evaluations and Reports

a.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit function, and the effectiveness of the Company’s disclosure controls and procedures.

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Audit Committee Charter

6.	Other Matters

a.	The Committee shall review and, if acceptable, approve any “related party transaction” as defined in the relevant Nasdaq requirements, in accordance with the company’s Related Party Transactions Policy.

General

1.	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

2.	The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

3.	The Committee shall maintain free and open communication with the Board, management, the internal auditors, and the independent auditors.

4.	The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

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APPENDIX D

CHARTER OF

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

AUXILIUM PHARMACEUTICALS, INC.

Purpose

The primary function of the Nominating and Governance Committee (the “Committee”) is to assist the Board of Directors (“Board”) of Auxilium Pharmaceuticals, Inc. (the “Company”) in fulfilling its responsibilities by:

A.	identifying individuals qualified to serve as members of the Board and recommending to the Board the director nominees for election; and

B.	periodically reviewing the Company’s Corporate Governance Guidelines.

This Charter governs the operations of the Committee.

Membership

1.	The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that such director is independent, consistent with the basic independence criteria set forth in the Company’s Corporate Governance Guidelines.

2.	The members of the Committee shall be elected by the Board. Unless the Board designates a Chair, the Committee shall designate one member of the Committee to serve as Chair. The members of the Committee shall serve for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement, or removal by the Board.

Meetings and Procedures

1.	The Chair of the Committee or any member of the Committee or the Board may call a meeting of the Committee.

2.	The Committee shall meet as often as it deems necessary, but at least annually. A majority of the members of the Committee shall constitute a quorum.

3.	The Committee may delegate authority to subcommittees to the extent it deems appropriate and as allowable under applicable law.

4.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

5.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

6.	The Committee shall keep written minutes of its meetings and shall report its findings to the Board.

Goals and Responsibilities

To fulfill its duties and responsibilities the Committee shall undertake oversight of the following functions of the Board of Directors:

Board Size, Composition and Nomination

1.	Evaluate the current composition and organization of the Board and its committees in light of requirements established by the Securities and Exchange Commission, the Nasdaq Stock Market

1

any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body”) or any other applicable statute, rule or regulation which the Committee deems relevant and make recommendations regarding the foregoing to the Board for approval.

2.	Consider and recommend to the Board the appropriate size and composition of the Board in order to ensure that the Board comprises members that possess the proper skills, expertise, attributes and personal and professional background for service as a member of the Board, as determined by the Committee.

3.	Evaluate the performance of current Board members proposed for reelection, and approve those members of the Board standing for reelection that the Committee determines are appropriate.

4.	Recommend to the Board the nominees for election as directors of the Company in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines.

The Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as

a.	An understanding of and experience in the pharmaceutical industry;

b.	An understanding of and experience in accounting oversight and governance, finance and marketing; and

c.	Leadership experience with public companies or other significant organizations.

5.	Review and recommend to the Board an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board and review the qualifications for service on the Board of any potential additional or replacement members of the Board.

6.	Recommend to the Board the selection and assignment of Board members to serve on committees of the Board.

Board Committees

1.	Recommend to the Board the responsibilities of the Board committees, including each committee’s structure, operations, and authority to delegate to subcommittees.

2.	Evaluate and recommend to the Board those directors to be appointed to the various Board committees, including, if appropriate, the persons recommended to serve as Chair of each committee.

Establishment and Review of Corporate Governance Policies

1.	Review and assess the adequacy of the Corporate Governance Guidelines periodically, but at least annually. The Committee shall recommend any amendments to the Corporate Governance Guidelines to the Board for approval.

2.	Collaborate with the Company’s officers and legal counsel to disclose publicly any amendments to the Corporate Governance Guidelines required to be disclosed by any Regulatory Body.

3.	Review and assess the adequacy of the Company’s certificate of incorporation and by-laws and the charters of any committee of the Board (the “Governing Documents”) periodically and recommend to the Board any necessary modifications to the Governing Documents.

Oversight and Evaluation of the Board, Board Committees and Management

1.

Evaluate the performance of current Board members proposed for reelection (including such members’ past attendance at meetings and participation in and contributions to the activities of the Board and committees of the Board on which such members served) and approve only those

2

members standing for reelection that the Committee, upon reviewing the results of the evaluation, determines are appropriate.

2.	Evaluate and determine an appropriate response to credible evidence indicating violations of or non-compliance with the Governing Documents after consulting with legal counsel, including reporting any violation of law to any appropriate Regulatory Body.

Shareholder Proposals

1.	Review all shareholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board in the manner set forth in the Company’s Corporate Governance Guidelines) and the timeliness of the submission thereof and recommend to the Board appropriate action on each such proposal.

General

1.	To the extent deemed appropriate by the Committee, engage outside counsel, service providers and/or independent consultants at the Company’s expense to review, or assist with, any matter for which it is responsible and approve the terms of engagement and fees of any outside counsel and/or independent consultants and terminate any such engagement if necessary.

2.	Take such other actions regarding the Company’s corporate governance that the Committee shall reasonably deem to be appropriate and in the best interests of the Company and its shareholders or as shall otherwise be required by any Regulatory Body.

3.	Oversee the establishment of the Board’s policies and procedures for stockholder communications with the Board.

3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

AUXILIUM PHARMACEUTICALS, INC.

This proxy is solicited on behalf of the Board of Directors for the 2011 Annual Meeting of Stockholders

The undersigned, revoking all prior proxies, hereby appoints Armando Anido and Jennifer Evans Stacey, Esq., and each of them, each with the power to appoint his or her substitute, the true and lawful proxy holders of the undersigned, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Auxilium Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on April 18, 2011, at the Annual Meeting of Stockholders of the Company to be held on June 16, 2011 (the “Meeting”) at 9:00 a.m., local time, at its offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355, and any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

0000107641_2 R1.0.0.11699

IMPORTANT—CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

AUXILIUM PHARMACEUTICALS, INC. C/O BROADRIDGE

44 W. LANCASTER AVE

ARDMORE, PA 19003

1

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1

NAME

THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K

CONTROL # 000000000000

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the

The Board of Directors recommends you vote

FOR ALL nominees: nominee(s) on the line below. 02

0 0 0

1. Election of Directors

Nominees

01 Rolf A. Classon 02 Al Altomari 03 Armando Anido 04 Peter C. Brandt 05 Oliver S. Fetzer, Ph.D.

06 Paul A. Friedman, M.D. 07 Renato Fuchs, Ph.D. 08 Nancy S. Lurker 09 William T. McKee 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain

2 To approve the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan to increase the 0 0 0 number of shares of Company common stock authorized for issuance under the Plan by 3,750,000 shares from 10,650,000 to 14,400,000 shares, subject to the limitation that of those 3,750,000 shares only 3,000,000 shares may be issued pursuant to stock awards, stock units and other equity-based awards (other than stock appreciation rights).

3 To ratify the selection by the Audit and Compliance Committee of the Company’s Board of Directors of PricewaterhouseCoopers 0 0 0 LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

4 To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the 0 0 0 compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain

5 To approve, on an advisory basis, an ANNUAL advisory vote on the compensation of our named executive officers. 0 0 0 0 NOTE: This Proxy also delegates discretionary authority to the proxies to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # JOB # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date